SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
Cincinnati Bell Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, Ohio 45202

March 19, 2019

Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Bell Inc. to be held at 11:00 a.m., Eastern Daylight Time, on Thursday, May 2, 2019, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
This booklet includes the formal notice of the meeting as well as the proxy statement. The proxy statement gives you information about the formal items of business to be voted on at the meeting and other information relevant to your voting decisions.
We are providing our shareholders access to the proxy materials and our 2018 annual report via the internet. This allows us to provide you with the annual meeting information you need in a fast and efficient manner while reducing the environmental impact of our annual meeting. On or about March 19, 2019, we will mail shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and 2018 annual report online and how to vote on line. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. The Notice contains instructions on how to request printed copies of these materials and a proxy card by mail.
Your vote is very important to us. Regardless of the number of shares you own, please vote. You can vote your shares by internet, toll-free telephone call, or by completing, signing and returning the proxy card enclosed with the printed copy of these materials. Please see page 2 of the proxy statement for more detailed information about your voting options.

Very truly yours,
Phillip R. Cox
Chairman of the Board

Notice of 2019 Annual Meeting of Shareholders

Time and Date:	11:00 a.m., Eastern Daylight Time, Thursday, May 2, 2019

Place:	Queen City Club
331 East Fourth Street
Cincinnati, Ohio

Matters to be Voted upon:

•	Election as directors of the ten nominees named in the accompanying proxy statement for one-year terms expiring at the 2020 Annual Meeting of Shareholders;

•	Approval, by non-binding advisory vote, of our executive officers' compensation;

•	Ratification of our Audit and Finance Committee's appointment of our independent registered public accounting firm for 2019; and

•	Any other business properly brought before the meeting and any adjournments or postponements of the meeting.

Record Date:	March 4, 2019
Only shareholders of record as of the close of business on this date are entitled to vote.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone. If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive in response to your request, or you can vote by the internet or by telephone. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

Connie M. Vogt
Corporate Secretary

Proxy Statement for Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company") will be held at 11:00 a.m., Eastern Daylight Time, on Thursday, May 2, 2019, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for the 2019 Annual Meeting of Shareholders on that date and any adjournment or postponement of the meeting. Our 2018 annual report accompanies this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2019.
This proxy statement and the 2018 annual report are first being made available on the website at www.proxyvote.com and mailed to shareholders on or about March 19, 2019. Other information on our website does not constitute part of this proxy statement.

AUDIT MATTERS	48

Audit and Finance Committee Report	48

Other Audit Information	49

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	51

COMMUNICATIONS AND SHAREHOLDER'S PROPOSALS	56

SCHEDULE 1 - TELECOMMUNICATIONS PEER GROUP	58

Meeting and Voting Highlights

The Annual Meeting of Shareholders

Time and Date:	11:00 a.m., Eastern Daylight Time, May 2, 2019
Place:	Queen City Club 331 East Fourth Street Cincinnati, Ohio
Record Date:	March 4, 2019

Purpose of Meeting
This is the Annual Meeting of Shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company"). At the meeting, we will be voting upon:

		Board's Recommendation	Votes Required for Approval
Proposal 1:	Election of directors for one-year terms expiring in 2020.	FOR each of the Company's nominees	Majority of votes cast
Proposal 2:	Approval, by a non-binding advisory vote, of our executive officers' compensation.	FOR	Majority of shares present and entitled to vote
Proposal 3:	Ratification of our Audit and Finance Committee's appointment of our independent registered public accounting firm for 2019.	FOR	Majority of shares present and entitled to vote
Our Board of Directors ("Board") strongly encourages you to exercise your right to vote on these matters. Your vote is important. We are furnishing this proxy statement to provide information in connection with the Company and the proposals being voted upon at the 2019 Annual Meeting of Shareholders.

Who May Vote
Common and preferred stock shareholders of Cincinnati Bell Inc., whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 4, 2019 (the "Record Date"), may vote their shares on the matters to be acted upon at the meeting. Shareholders who hold shares of our common stock in “street name,” that is, through an account with a bank, broker, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that the street name holders will receive from the holder of record.

How to Vote
If you meet the above qualification, you may vote in one of the following four ways:

BY INTERNET	BY PHONE	BY MAIL	ATTEND THE MEETING
:	(	*	?
Go to www.proxyvote.com, 24/7, and follow the instructions. You need the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form sent to you. Voting will be available until 11:59 p.m., EDT, May 1, 2019.

Call toll-free 1-800-690-6903, 24/7, and follow the instructions. You need the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form sent to you. Voting will be available until 11:59 p.m., EDT, April 29, 2019 for shares held in a plan or until 11:59 p.m., EDT, May 1, 2019 for shares held directly.
You can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. Please mail this item to allow delivery prior to the meeting.
Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. See “How can I attend and vote my shares at the meeting?” on page 52.

Admission to the Meeting
You will need to provide a valid government-issued photo ID to gain admission to the meeting.
If you are a shareholder of record, you will need to bring with you to the meeting either the Notice of Internet Availability of Proxy Materials (the "Notice") or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the registration desk
If you own shares held in street name, bring with you to the meeting both a valid government-issued photo ID and your most recent brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on March 4, 2019. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a signed proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Additional Information
More detailed information about the 2019 Annual Meeting of Shareholders and voting can be found in “Questions and Answers” beginning on page 51.

Governance
Item 1 - Election of Directors

Proposal
Shareholders are being asked to elect ten Director nominees for a one-year term. The Board recommends voting FOR the election of each Director nominee.

Role of the Board
The Board’s primary role is to oversee the Company’s long-term business strategy of creating value for its shareholders. To effectively execute its responsibilities, members of the Board actively participate in Board and Committee meetings, engage in discussions with the Chief Executive Officer, other Company officers and shareholders, and stay abreast of trends impacting our industry and businesses in general. The Board also ensures that it is a well-functioning, diverse group of individuals who possess strong business acumen and integrity to properly represent the best interests of shareholders in overseeing the management of the Company.
The Board is committed to good corporate governance practices and continues to make progress against key benchmarks of importance to our investors. Some of these actions include affording proxy access rights to shareholders, offering an annual advisory vote on say on pay for executive compensation, evaluating the performance of the Board, its Committees, the Chief Executive Officer and other key executive officers and properly planning for the succession of key positions.

Board Composition and Refreshment
Upon consummation of its merger of Hawaiian Telcom Holdings, Inc. ("HTH") on July 2, 2018, the Board was expanded to eleven persons with Meredith J. Ching and Walter A. Dods, Jr., both former directors of HTH, being appointed to fill the newly created positions. Ms. Ching and Mr. Dods will stand for election for the first time at the 2019 Annual Meeting of Shareholders.
In addition, as previously announced, Mr. Phillip R. Cox is stepping down from his role as Chairman and will not stand for re-election at the 2019 Annual Meeting of Shareholders.
While the Board has selected Ms. Lynn A. Wentworth to assume the role as Chairman following the 2019 Annual Meeting of Shareholders, the Board has determined that the size of the Board shall be reduced to ten persons at the 2019 Annual Meeting of Shareholders.
These changes to the composition of the Board align with the Company’s ongoing Board refreshment process which aims to renew the Board with directors who have deep industry expertise and board experience. The Company’s Board refreshment process (whose aim is to add directors with new perspectives and knowledge about the Company's industries/businesses) has already resulted in the addition of four new independent directors in the last five years.
The Company has a long-standing policy that the positions of Chairman of the Board (currently held by Mr. Phillip R. Cox and proposed to be held by Ms. Lynn A. Wentworth) and Chief Executive Officer (currently held by Mr. Leigh R. Fox) should be held by separate persons, as set forth in its Corporate Governance Guidelines. The Company continues to believe that this structure is in the best interest of its shareholders because it facilitates the Board’s oversight of management, allows the independent directors to be more actively involved in setting agendas and establishing priorities for the work of the Board, and is consistent with the principles of good corporate governance.
For information on how to obtain a copy of the Company's Corporate Governance Guidelines, please see page 56.

Board Membership Criteria
The Board and the Governance and Nominating Committee believe there are certain characteristics that every Director should exhibit and other important qualifications and experiences that should be represented on the Board but not necessarily by every individual Director.
Consistent with the Company’s Corporate Governance Guidelines, the Governance and Nominating Committee seeks geographic, age, gender and ethnic diversity among the members of the Board. While the Board has not adopted a formal policy with regard to diversity, the Governance and Nominating Committee and the Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership. In addition, we believe that diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company.
Required Characteristics
The Board and the Governance and Nominating Committee expect every Director to be a person of high integrity with an established leadership reputation in his or her field and to be able to devote the time and effort necessary to properly fulfill their Board and Committee responsibilities. Directors must also demonstrate ethical behavior, a respect for diverse individuals and cultures, good business judgment, innovative thinking, adherence to corporate governance requirements, and a commitment to responsibly addressing environmental and social issues.
Important Qualifications and Experiences
The Board and the Governance and Nominating Committee believe that it is important for the following qualifications and experiences to be represented on the Board:
•Experience as a director of a large corporate or public company board
•Experience in business development, mergers and acquisitions, or other investment strategies

•	Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes

•	Expertise in the following industries: cable, entertainment media, IT services/hardware, network, technology, telecommunications or other related industries

•	General business experience as an executive officer, including insights in human capital, marketing, operations, risk management and/or sales
Each of the current Directors possesses at least 50% of the key qualifications and experiences, and all important qualifications and experiences are represented by at least half of the Directors. Information on each director, including some of their specific experiences, qualifications, attributes or skills, is set forth in the biographies on pages 7-9 of this proxy.

Board Evaluation Process
The Board recognizes that evaluating the effectiveness of the Board and its Committees is a key component of a good corporate governance program. The annual evaluation process provides an opportunity for Directors to assess the Board’s performance, offer insight into areas for improvement and provide general feedback. Under the oversight of the Chairman and in conjunction with the Board’s outside consultant, the evaluation process involves several steps:

•
Each Director provides feedback through a questionnaire on the Board’s composition and structure, effectiveness of Board and Committee meetings and materials, interaction with management, and overall performance of Board and Committees

•	The outside consultant conducts one-on-one interviews with each Director to review his/her questionnaire responses and discuss any additional feedback or perspective

•	The outside consultant prepares a summary of the information provided through the questionnaires and one-on-one interviews to be previewed with the Chairman and then presented to the Board

•	The Board discusses the results of the evaluation process and considers changes in practices or procedures to be implemented as appropriate

Director Nominee Selection Process
Director Vacancy Nominees
Any qualified individual or group, including shareholders, incumbent directors and members of senior management, may at any time propose a candidate to serve on the Board. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. For information on how to propose a candidate to serve on the Board, please see page 56. The Governance and Nominating Committee reviews forwarded materials relating to prospective candidates in the event of a director vacancy. A candidate selected from the review is interviewed by each member of the Governance and Nominating Committee, unless the member waives the interview requirement. If approved by the Governance and Nominating Committee, the candidate will be recommended to the Board for consideration. The Governance and Nominating Committee evaluates shareholder-recommended candidates in the same manner that it evaluates all other candidates.
Annual Meeting Nominees
In 2018, the shareholders approved an amendment to the Company’s Amended and Restated Regulations to provide for proxy access (“Proxy Access Regulation”). The amendment allows eligible shareholders to nominate their own candidate(s), along with the Board’s nominees, for inclusion in the Company’s proxy materials for an annual meeting of shareholders. For more information on how to nominate a candidate under the Proxy Access Regulation, see page 56. The Governance and Nominating Committee did not receive and, therefore, did not consider any recommendations for director candidates by any shareholder for the 2019 Annual Meeting of Shareholders.
In considering each director nominee recommended by the Board for the 2019 Annual Meeting of Shareholders, the Board and the Governance and Nominating Committee evaluated each nominee’s background, qualifications, attributes and skills to serve as a director. The Board and the Governance and Nominating Committee also considered the years of experience many directors have had working together on the Board and the deep knowledge of the Company they have developed as a result of such service. The Board and the Governance and Nominating Committee also evaluated each of the director’s contributions to the Board and his or her role in the operation of the Board as a whole. We believe that our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the Company and fresh perspectives.

Annual Election of Directors
Annual Election
Directors are elected each year at the Annual Meeting of Shareholders to hold office until the next annual meeting and until their respective successors are elected and qualified. If, at the time of the Annual Meeting, one or more of the nominees should be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees, if any, and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
Majority Vote Requirements; Holdover Directors
A director nominee who receives a majority of the votes cast will be elected to the Board. If a director nominee is an incumbent director and does not receive a majority of the votes cast, the Company's Amended and Restated Regulations require that such "holdover director" promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the holdover director's resignation or whether other action should be taken. The Board will act on the tendered resignation by the holdover director, taking into account the Governance and Nominating Committee's recommendation, and publicly disclose its decision regarding the tendered resignation of the holdover director and the rationale behind the decision within 90 days from the date of the certification of the election results by the Inspector of Elections. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that they consider appropriate and relevant. The holdover director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her tendered resignation.
If a holdover director's resignation is accepted by the Board pursuant to the Company's Amended and Restated Regulations, the Board may either fill the resulting vacancy or, if permitted, may decrease the size of the Board in accordance with law and the Company's Amended and Restated Regulations.

2019 Director Nominees
The Company’s Amended and Restated Regulations provide that the Board shall consist of not less than nine nor more than seventeen persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. In connection with Mr. Phillip R. Cox's decision to not seek re-election at the expiration of his term, the Board has determined that the Board shall consist of ten persons following the 2019 Annual Meeting of Shareholders. As a result, only ten persons have been nominated for election at the 2019 Annual Meeting of Shareholders.
Based upon the recommendations of the Governance and Nominating Committee, the Board has nominated Meredith J. Ching, Walter A. Dods, Jr., John W. Eck, Leigh R. Fox, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Theodore H. Torbeck, Lynn A. Wentworth and Martin J. Yudkovitz to serve until the 2020 Annual Meeting of Shareholders. Each of the nominees is standing for re-election, except for Ms. Ching and Mr. Dods, who are standing for election for the first time since their appointment to the Board on July 2, 2018. The Board has determined that all director nominees, other than Mr. Fox and Mr. Torbeck, are independent and have no relationship with the Company other than as a shareholder and director.
Information regarding the business experience of each nominee is provided on pages 7-9.
Vote Required
A director nominee must receive a majority of the votes cast to be elected to the Board. Since neither abstentions nor broker non-votes will be considered as votes cast in the election of directors, they will not have an effect on the outcome of the election.
Our Recommendation
The Board recommends election of each of the nominees.

The following are brief biographies of each person nominated for election as a director of the Company.

NOMINEES FOR DIRECTORS
(Terms Expire in 2020)

Ms. Ching is currently Executive Vice President of External Affairs at Alexander & Baldwin ("A&B").  Since joining A&B in 1982, Ms. Ching has held a number of positions of increasing responsibility. Director since 2018. Age 62.

Ms. Ching served as a director and member of the Compensation Committee of Hawaiian Telcom's Board prior to the merger with Cincinnati Bell Inc. in July 2018.  An active member of the community, she also serves on the Boards of  Kapiolani Health Foundation, Hawaii Ag and Culinary Alliance and the A&B Sugar Museum, and has served on several government boards and commissions including the State Commission on Water Resource Management, State Board of Agriculture, and the Governor’s Task Force on the Department of Environmental Protection.  Her corporate and community service experience make Ms. Ching a valuable asset to the Board and in her role as a member of the Compensation Committee.

Meredith J. Ching

Mr. Dods is retired.  He served as Director of Hawaiian Telcom's Board prior to the merger with Cincinnati Bell Inc. in July 2018, including serving as Chairman of the Board from 2008 to 2010. He held positions as Chief Executive Officer and Chairman of the Board of First Hawaiian Bank, Chairman of Alexander & Baldwin, and Chairman of Matson, Inc.  He currently serves on the boards of First Hawaiian Bank, Pacific Guardian Life Insurance Co. Ltd., Par Pacific Holdings, Inc., Pohaku Pa’a, LLC, and Servco Pacific Inc.  He also serves on several civic and community boards throughout the state of Hawaii.  Director since 2018.  Age 77.
With over 50 years of experience in the banking and financial services industry as well as service on numerous public company and non-profit boards, Mr. Dods brings a unique perspective to the Board and in his role as a member of the Governance and Nominating Committee.

Walter A. Dods, Jr.

Mr. Eck is currently a Senior Advisor with Rockdale Partners and has his own consulting firm in the media, telecommunications and technology space.   Until September 2018, he served as the Chief Local Media Officer at Univision Communications, Inc. ("Univision"), the leading Hispanic media company in the United States.  Prior to joining Univision in 2011, Mr. Eck worked at NBC Universal (“NBCU”) for 18 years, most recently serving as President of the NBC Television Network.  While with NBCU, he also led MediaWorks, where he ran NBCU’s technology operations and the company's television and film studio operations.  Prior to joining NBCU, Mr. Eck held various other executive and financial positions at General Electric Company ("GE"). Director since 2014.  Age 59.

With over 35 years of media, finance and information technology experience at Univision, NBCU and GE, Mr. Eck brings a significant operating background and relevant industry experience from the perspective of a producer and distributor of media content.   This experience makes him a very valuable asset to the Board as a member of the Compensation Committee and Governance and Nominating Committee.

John W. Eck

Mr. Fox has served as President and Chief Executive Officer of Cincinnati Bell Inc. since June 1, 2017. Mr. Fox joined Cincinnati Bell in 2001 and held several positions, including President and Chief Operating Officer from September 2016 to June 2017; Chief Financial Officer from October 2013 to September 2016; Chief Administrative Officer from July 2013 to October 2013; Senior Vice President of Finance and Operations from December 2012 to July 2013; and Vice President of Finance at Cincinnati Bell Technology Solutions Inc. from October 2008 to December 2012. Director since 2018. Age 46.
Mr. Fox is on the boards of the USA Regional Chamber, American Red Cross and Anthony Munoz Foundation. He is a member of the Cincinnati Business Committee and the Business Leader’s Alliance. Mr. Fox brings to the Board valuable public-company financial experience, a keen understanding of the communications and information technology industries, and vast knowledge of the Company’s business.

Leigh R. Fox

Ms. Haussler has served as Chairman and Chief Executive Officer of Opus Capital Group (a registered investment advisory firm) since 1996. She is a director of Morgan Stanley Funds. She is a former director of Capvest Venture Fund, LP, Adena Ventures, LP (a venture capital fund), Blue Chip Venture Company (a venture capital fund) and The Victory Funds. Director since 2008. Age 61.

With more than 30 years of experience in the financial services industry, including her years of entrepreneurial and managerial experience in the development and growth of Opus Capital Group, Ms. Haussler brings a valuable perspective to the Company’s Board. Through her role at Opus Capital and her service as a director of several venture capital funds and other boards, Ms. Haussler has gained valuable experience dealing with accounting principles and evaluating financial results of large corporations. She is a certified public accountant (inactive), an attorney in the State of Ohio (inactive), and an audit committee financial expert under SEC regulations. This experience, coupled with her educational background, makes her a valuable asset to the Board as Chair of the Governance and Nominating Committee and as a member of the Audit and Finance Committee and Executive Committee.

Jakki L. Haussler

Mr. Maier is retired. He was President and Chief Executive Officer of Frisch’s Restaurants, Inc. ("Frisch's"), an operator of family style restaurants and a former publicly-traded company, a position he held from 1989 to 2015. He was also a director of Frisch’s from 2008 to 2015. Director since 2008. Age 69.

With over 20 years of experience as the chief executive officer of a large, publicly-traded company, Mr. Maier brings to the Board demonstrated management and leadership ability. In addition, Mr. Maier has valuable experience dealing with accounting principles, financial reporting regulations and evaluating financial results of large companies. This experience makes him a valuable asset to the Board as Chairman of the Compensation Committee and as a member of the Audit and Finance Committee and Executive Committee.

Craig F. Maier

Mr. Mayer is retired and is now working part time with several consulting companies in information technology and business process improvement. Prior to joining the Board, Mr. Mayer held several executive-level information technology and business process improvement positions at General Electric Company ("GE"). Most recently, he was Executive Vice President, CIO, and Quality Leader at GE Healthcare from 2009 to 2012. Prior to that, he was Executive Vice President and CIO at GE Healthcare from 2005 to 2008; Vice President and CIO at GE Aircraft Engines and GE Transportation from 2000 to 2005; and CIO and Chief Quality Officer at NBC from 1998 to 2000. He held various other information technology and business process improvement positions at GE from 1986 to 1998. Prior to that, he held multiple positions at Chiquita Brands International, Republic Steel Corporation and Enduro Stainless Corporation. Director since 2013. Age 65.

With over 40 years of information technology and business process improvement experience at large, global organizations, Mr. Mayer brings relevant industry experience from the customer’s perspective. This experience makes him a valuable asset to the Board as Chairman of the Business Development Committee and as a member of the Audit and Finance Committee. He also serves as a valuable resource to the Company’s management team.

Russel P. Mayer

Mr. Torbeck retired as Chief Executive Officer of Cincinnati Bell Inc. effective May 31, 2017. Prior to his retirement, he served as President from January 31, 2013 until September 1, 2016. He joined Cincinnati Bell in 2010 as President and General Manager of Cincinnati Bell Communications Group. Prior to joining Cincinnati Bell, Mr. Torbeck was Chief Executive Officer of the Freedom Group, Inc. and also worked for 28 years for the General Electric Company (“GE”), where he served as the Vice President of Operations for GE Industrial Business, President and CEO of GE’s Rail Services business and Vice President of Global Supply Chain for GE Aviation. He is a director of Americraft Manufacturing, Inc. He also serves on several non-profit boards. Director since January 2013. Age 62.

Mr. Torbeck brings to the Board critical knowledge and understanding of the products and services offered by the Company and a strong understanding of the telecommunications industry. Mr. Torbeck’s prior business and management experience also provides the Board with a valuable perspective on managing a successful business. He also serves as a member of the Executive Committee.

Theodore H. Torbeck

Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. ("BlueLinx"), a building products distributor, from 2007 to 2008. Prior to joining BlueLinx, she was Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group ("BellSouth") and held various other positions at BellSouth from 1985 to 2007. She is a certified public accountant licensed in the State of Georgia. She is a director, chair of the Audit Committee and member of the Nominating & Governance Committee of Graphic Packaging Holding Company. She is also a director, chair of the Audit and Finance Committee and a member of the Compensation Committee of CyrusOne Inc. Director since 2008. Age 60.

Ms. Wentworth’s experience as Chief Financial Officer and Treasurer of BlueLinx as well as her 22 years of telecommunications industry experience at BellSouth makes her a valuable asset to the Board as Chair of the Audit and Finance Committee and as a member of the Compensation Committee and Executive Committee. Ms. Wentworth qualifies as an audit committee financial expert under applicable SEC regulations. Ms. Wentworth’s prior experience has provided her with a wealth of knowledge in dealing with complex financial and accounting matters affecting large corporations in the telecommunications industry.

Lynn A. Wentworth

Mr. Yudkovitz is retired. He was head of The Walt Disney Company’s ("Disney") Strategic Innovation Group (2010 through 2015). He also served as the Senior Vice President for Corporate Strategy and Business Development at Disney (2005-2010) and as President of TiVo Inc. (2003-2005). Previously, Mr. Yudkovitz was President of two divisions at NBC and a key member of the teams that developed and launched the CNBC and MSNBC networks. Mr. Yudkovitz currently serves as Chairman of the FCC Advisory SubCommittee on Rural Deployment of Broadband. Director since 2015. Age 64.

With over 30 years of experience in both traditional and digital media, Mr. Yudkovitz brings to the Board relevant industry experience, which makes him a valuable asset to the Board as a member of the Business Development Committee and the Governance and Nominating Committee. In addition, Mr. Yudkovitz's previous experience leading large strategic business innovation initiatives at both NBC and Disney makes him a valuable advisor to the Company’s management team on key areas of growth.

Martin J. Yudkovitz

Board and Committee Governance

Board Oversight
Strategy
The Board has a responsibility to the shareholders to ensure the Company’s business strategy is well planned and executed. While overseeing and monitoring the strategy is a continuous activity, the Board dedicates one meeting each year to the strategic planning process. Throughout the year, the Board and Management engage in discussions on various short- and long-term elements of the strategy, including financial measures and operational performance.
Risk
Risk oversight is an important responsibility of the Board and it relies on the Audit and Finance Committee and the Company’s Chief Security Officer to provide regular updates on the Company’s cyber and enterprise risk management program. The Company also engages external firms to periodically audit the program for effectiveness and provide evaluation reports directly to the Board.
Although the Company takes proactive and reasonable steps to address security risks, including the use of insurance, we understand that cyber security, and security in general, is a fluid issue and that serious security incidents are possible and could have a material effect on our business. To learn more about risks facing the Company, please see Item 1A. Risk Factors in the Annual Report on Form 10-K. To date, we have not experienced any material security incident and continue to evaluate security risks to our businesses along with the adoption of new control measures to address current and anticipated threats.
Leadership Planning
Another key responsibility of the Board is to ensure the development and retention of senior talent needed to execute the strategy and manage the day-to-day operations of the business. The Board and the Compensation Committee meet annually and as needed to evaluate the performance of key individuals, discuss potential successors and identify development plans to ensure readiness for future succession opportunities and contingencies.
Environmental and Social Responsibility
The Board recognizes that sustainability is important to our business, our shareholders and our planet. Investors are increasingly looking to engage with companies that are committed to protecting the environment and making an overall positive impact in the communities in which we serve. The Governance and Nominating Committee monitors the Company’s environmental and social actions and regularly updates the Board on the progress toward goals.

Board Meetings
During fiscal year 2018, the Board held nineteen meetings and twice took action by unanimous written consent, and all directors attended at least 75% of all Board and applicable committee meetings during the period in which he or she served as a director.
Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. All of the directors, who were on the Board at the time and were seeking election, attended the 2018 Annual Meeting of Shareholders.

Committees of the Board
The Board has created five committees to more efficiently manage its responsibilities: (i) the Audit and Finance Committee, (ii) the Business Development Committee, (iii) the Compensation Committee, (iv) the Governance and Nominating Committee and (v) the Executive Committee. For information on how to obtain a copy of each committee’s charter (other than the Executive Committee), please see page 56.
The directors serving on each Committee are appointed by the Board at least annually for one-year terms expiring at the next annual meeting of shareholders.
The following table lists the chairs (C) and members (M) of each standing committee at the end of 2018:

Name of Director (a)	Audit and Finance	Business Development	Compensation	Governance and Nominating	Executive

Phillip R. Cox	M	M	M	M	C
Meredith J. Ching			M
Walter A. Dods, Jr.				M
John W. Eck			M	M
Leigh R. Fox					M
Jakki L. Haussler	M			C	M
Craig F. Maier	M		C		M
Russel P. Mayer	M	C
Theodore H. Torbeck					M
Lynn A. Wentworth	C		M		M
Martin J. Yudkovitz		M		M
 (a)    With the exception of Messrs. Fox and Torbeck, all directors were determined by the Board to be independent directors.
The function of each committee is described below.
Audit and Finance Committee
The Audit and Finance Committee currently consists of five persons, none of whom is an executive officer of the Company. The Audit and Finance Committee held six meetings during 2018. The purpose of the Audit and Finance Committee is, among other things, to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent registered public accounting firm ("Independent Registered Public Accounting Firm"), (iv) the Company’s risk assessment and risk management policies, and (v) the performance of the Company’s internal audit function and Independent Registered Public Accounting Firm. To this end, the Audit and Finance Committee meets in executive session with its own members and may also meet separately with the Independent Registered Public Accounting Firm, the Company’s internal auditors, General Counsel or members of management. The Audit and Finance Committee Charter provides a more detailed description of the responsibilities and duties of the Audit and Finance Committee.
While the Board has ultimate responsibility for risk oversight, it delegates many of these functions to the Audit and Finance Committee. The Audit and Finance Committee receives regular updates on the Company’s existing and emerging risks from the Company’s Internal Audit department. The updates are based upon interviews with senior management of the Company as well as other key employees. The updates include risk rankings and a general description of risk mitigation activities pertaining to each item. In addition, the Audit and Finance Committee receives regular updates from the Company’s Chief Security Officer on cyber security risks and the actions being taken by his department to monitor and mitigate those risks. The Audit and Finance Committee also oversees the Company’s Security Breach Response and Notification Plan, which sets forth the Company’s plan for notifying affected persons and other stakeholders in the event a security breach involving personally identifiable information or protected health information triggers notification requirements under applicable law. The Audit and Finance Committee provides periodic updates to the full Board on risk oversight and cyber security matters.
In performing its duties, the Audit and Finance Committee meets as often as necessary and at least once each calendar quarter with members of management, the Company’s internal audit staff and the Independent Registered Public Accounting Firm. An agenda for each such meeting is provided in advance to the members of the Audit and Finance Committee.

The Board determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the Securities and Exchange Commission (the "SEC") and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition, the Board determined that Ms. Haussler and Ms. Wentworth are audit committee financial experts as defined in the regulations of the SEC and that each member of the Audit and Finance Committee is financially literate as defined by the rules and listing standards of the NYSE. For Ms. Haussler's and Ms. Wentworth's relevant experience, please see pages 8 and 9, respectively.
Business Development Committee
In 2018, the Business Development Committee was created and currently consists of three persons, none of whom is an executive officer. The Business Development Committee held two meetings during 2018. The Business Development Committee, among other things, monitors the changing competitive, legislative, regulatory, legal and business conditions impacting the Company’s strategic business plans and reviews with management any acquisition and strategic investment opportunities as they arise, making recommendations to the full Board regarding strategic investment opportunities. The Business Development Committee Charter provides a more detailed description of the responsibilities and duties of the Business Development Committee.
The Business Development Committee meets as often as necessary. An agenda for each such meeting is provided in advance to the members of the Business Development Committee.
Compensation Committee
The Compensation Committee currently consists of five persons, none of whom is an executive officer. The Compensation Committee held five meetings and took action by unanimous written consent once during 2018. The Compensation Committee is responsible for, among other things, ensuring that directors and certain key executives are effectively and competitively compensated in terms of base compensation and short- and long-term incentive compensation and benefits. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and reviews with management the succession planning process for key executive positions. The Compensation Committee Charter provides a more detailed description of the responsibilities and duties of the Compensation Committee.
The Compensation Committee meets as often as necessary to perform its duties. The Compensation Committee also meets separately with the Company’s Chief Executive Officer and other corporate officers, as it deems appropriate, to establish and review the performance criteria and compensation of the Company’s executive officers. An agenda for each such meeting is provided in advance to the members of the Compensation Committee.
The Board determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE.
Governance and Nominating Committee
The Governance and Nominating Committee currently consists of five persons, none of whom is an executive officer. The Governance and Nominating Committee held eight meetings during 2018. The Governance and Nominating Committee, among other things, identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, evaluates the performance of Board members, makes recommendations regarding the determination of a director’s independence, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies, oversees an annual evaluation of the Board and its committees and monitors the Company's environmental and social responsibility actions. The Governance and Nominating Committee Charter provides a more detailed description of the responsibilities and duties of the Governance and Nominating Committee.
The General Counsel and the Corporate Secretary of the Company typically attend the meetings of the Governance and Nominating Committee. An agenda for each such meeting is provided in advance to the members of the Governance and Nominating Committee.
The Board determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE.
Executive Committee
  The Executive Committee currently consists of six persons, including Mr. Fox, who currently serves as the Chief Executive Officer, and Mr. Torbeck who served as Chief Executive Officer of the Company until May 31, 2017. The Executive Committee met once during 2018. The Executive Committee acts on behalf of the Board in certain matters, when necessary, between Board meetings.

Director Independence
In accordance with the rules and listing standards of the New York Stock Exchange ("NYSE") and the Company’s Corporate Governance Guidelines, the Board affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, the Board evaluates whether any director has any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, that might cause a conflict of interest in the performance of a director’s duties.
Based on these standards, the Board determined that each of the following persons who served as a non-employee director in 2018 is independent and has no relationship with the Company, except as a director and shareholder:

• Phillip R. Cox (a)	• Craig F. Maier
• Meredith J. Ching	• Russel P. Mayer
• Walter A. Dods, Jr.	• Martin J. Yudkovitz
• John W. Eck	• Lynn A. Wentworth
• Jakki L. Haussler	• John M. Zrno (b)

(a) Mr. Cox is not standing for re-election this year.
(b) Mr. Zrno retired from the Board on April 30, 2018.
In addition, based on these standards, the Board determined that Mr. Fox was not independent because he currently serves as the Chief Executive Officer of the Company and Mr. Torbeck was not independent because he served as Chief Executive Officer of the Company through May 31, 2017.
The independent, non-employee directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board. The Chairman of the Board presides at the meetings of the non-employee directors.

Other Responsibilities and Governance Process
Compensation Committee Interlocks and Insider Participation
As of December 31, 2018, the members of the Compensation Committee included Ms. Wentworth, Ms. Ching and Messrs. Cox, Eck and Maier. None of the Compensation Committee members have at any time been an officer or employee of the Company. None of the Company’s executive officers serve, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.
Code of Business Conduct and Codes of Ethics
The Company has a Code of Business Conduct applicable to all officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition to the Code of Business Conduct, the Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Senior Financial Officers, and the directors are subject to the Code of Ethics for Directors.
For information on how to obtain a copy of the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers or Code of Ethics for Directors, please see page 56.
Certain Relationships and Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the transaction has an aggregate value greater than $120,000, and (iii) in which any of the following persons has or will have a direct or indirect material interest:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company's common and preferred shares;

•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common or preferred shares; or

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 10% or greater beneficial ownership interest.

The Company's Code of Business Conduct, the Company’s Code of Ethics for Senior Financial Officers and the Company’s Code of Ethics for Directors require directors, officers and all other members of the workforce to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. The Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Code of Ethics for Directors generally require (i) a director to promptly disclose to the Governance and Nominating Committee any potential or actual conflict of interest involving him or her and (ii) an employee, including the executive officers, to promptly disclose a conflict of interest to the General Counsel. The Governance and Nominating Committee (and, if applicable, the General Counsel) determines an appropriate resolution to actual or potential conflicts of interest on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in the Company's applicable filings with the SEC under the SEC rules. In 2018, there were no related party transactions requiring disclosure.

Annual Compensation Program
The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors spend in fulfilling their duties to the Company as well as the skill level required.
Compensation for Employee Directors
Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees during the period of their employment. If such directors continue on the Board after their employment ends, such directors may receive additional compensation in connection with such continued service.
General Compensation Policy for Non-Employee Directors
Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) while serving as directors of the Company receive compensation from the Company for their service on the Board. The table below sets forth the annual compensation for non-employee directors in 2018.

Compensation Element	2018
Chairman of the Board Annual Retainer (a)	$320,000
Annual Board Retainer	$70,000
Annual Board Equity Award (b)	$100,000
Annual Audit and Finance Committee Chair Retainer	$27,000
Annual Audit and Finance Committee Member Retainer	$15,000
Annual Business Development Committee Chair Retainer	$16,000
Annual Business Development Member Retainer	$10,000
Annual Compensation Committee Chair Retainer	$18,000
Annual Compensation Committee Member Retainer	$10,000
Annual Governance and Nominating Committee Chair Retainer	$16,000
Annual Governance and Nominating Committee Member Retainer	$10,000

(a)	The Chairman is not entitled to receive any of the other annual Board or Committee retainers described above; however, the Chairman is eligible for the Annual Board Equity Award.

(b)
The Annual Board Equity Award for 2018 was granted under the Cincinnati Bell Inc. 2017 Stock Option Plan for Non-Employee Directors to all non-employee directors, including the Chairman of the Board, in the form of restricted stock units with an aggregate value of $100,000 and a one-year vesting period.

Stock Plan for Non-Employee Directors
On May 4, 2017, the shareholders approved the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors (the “2017 Directors Plan”). Under this plan, the Company grants its non-employee directors time-based restricted shares, restricted stock units, and/or options to purchase common shares. Pursuant to the current terms of such plan, each non-employee director of the Company, at the discretion of the Board, may be granted a number of restricted common shares, restricted stock units, and/or a stock option for a number of common shares (as determined by the Board) on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.

Currently under the 2017 Directors Plan, up to 350,000 common shares may in the aggregate be the subject of awards granted during the life of the plan, all of which could be subject to stock option awards, restricted stock awards or restricted stock units. The Company has flexibility regarding the type of awards to issue. The Board will exercise its discretion in granting such options, time-based restricted shares, or restricted stock units with the intent that such grants, together with other Company equity-based compensation, provide Company equity-based compensation that is competitive with the value of equity-based compensation provided by comparable companies to their non-employee directors.
Each stock option granted to a non-employee director under the 2017 Directors Plan, or a predecessor plan, requires that upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time such option is granted. With certain exceptions provided in the 2017 Directors Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant to exercise the option.
In general, each award will require that the restrictions not lapse in full unless the non-employee director (i) continues to serve as a director of the Company for the vesting period after the applicable award grant date, or (ii) ends service as a Company director under special circumstances (e.g., death, disability, or attaining retirement age).
On May 1, 2018, the Company granted restricted stock unit awards that vest after one year and with an aggregate value of $100,000 on the date of grant to each non-employee director under the 2017 Directors Plan. Awards in 2017 and 2016 were granted under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors (the "2007 Directors Plan"), which was replaced by the 2017 Directors Plan. Awards granted in 2017 had an aggregate value of $100,000. Awards granted in 2016 had an aggregate value of $90,000. For 2016 and 2017, the awards were also in the form of restricted stock units which vested on the first anniversary of the grant date.

2018 Director Compensation
The following table shows the compensation paid to our directors for the 2018 fiscal year:

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (b)	Total ($)
Phillip R. Cox	320,000	100,000	—	420,000
Meredith J. Ching (c)	19,167	—	—	19,167
Walter A. Dods, Jr. (c)	20,000	—	—	20,000
John W. Eck	90,000	100,000	—	190,000
Jakki L. Haussler	101,000	100,000	—	201,000
Craig F. Maier	103,000	100,000	—	203,000
Russel P. Mayer	101,000	100,000	—	201,000
Theodore H. Torbeck	70,000	100,000	—	170,000
Lynn A. Wentworth	107,000	100,000	—	207,000
Martin J. Yudkovitz	90,000	100,000	—	190,000
John M. Zrno	52,500	—	—	52,500

(a)
The values reflect the aggregate grant-date fair value of the restricted stock units granted on May 1, 2018 computed in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” for all awards. For a discussion of the valuation assumptions and methodology, see Note 14 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2018.

(b)
No stock options were awarded in 2018. As of December 31, 2018, the non-employee directors held an aggregate of 53,152 unvested stock awards, as set forth in the following table. None of the non-employee directors held outstanding stock options as of December 31, 2018.

(c)	Ms. Ching and Mr. Dods only received a pro rata portion of the Annual Board and Committee Retainers in connection with their appointment to the Board on July 2, 2018.

Name	Number of Unvested Stock Awards Outstanding as of December 31, 2018	Number of Option Awards Outstanding as of December 31, 2018
Phillip R. Cox	6,644	—
Meredith J. Ching	—	—
Walter A. Dods, Jr.	—	—
John W. Eck	6,644	—
Jakki L. Haussler	6,644	—
Craig F. Maier	6,644	—
Russel P. Mayer	6,644	—
Theodore H. Torbeck	6,644	—
Lynn A. Wentworth	6,644	—
Martin J. Yudkovitz	6,644	—

Stock Ownership
Ownership of Equity Securities of the Company

Directors and Executive Officers
The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of March 4, 2019 (except as otherwise noted) by (i) each current director and each executive officer named in the Summary Compensation Table on page 35, and (ii) all directors and executive officers of the Company as a group.
Unless otherwise indicated, the address of each named director and executive officer is c/o Cincinnati Bell Inc. at the Company's address.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of March 4, 2019 (a)	Percent of Common Shares (b)	6 3/4% Convertible Preferred Shares Beneficially Owned as of March 4, 2019 (c)	Percent of 6 3/4% Cumulative Convertible Preferred Shares (c)
Meredith J. Ching	16,299	*	—	*
Christi H. Cornette	40,652	*	—	*
Phillip R. Cox	9,216	*	—	*
Walter A. Dods, Jr.	14,056	*	—	*
John W. Eck	21,241	*	—	*
Leigh R. Fox	284,084	*	—	*
Jakki L. Haussler	41,050	*	—	*
Andrew R. Kaiser	59,055	*	—	*
Craig F. Maier	41,008	*	—	*
Russel P. Mayer	25,630	*	—	*
Thomas E. Simpson	74,828	*	—	*
Theodore H. Torbeck	358,106	*	—	*
Lynn A. Wentworth	40,408	*	—	*
Christopher J. Wilson	102,759	*	—	*
Martin J. Yudkovitz	20,013	*	—	*
All directors and executive officers as a group (consisting of 17 persons, including those named above)	1,197,432	2.4%	—	*
* indicates indicates ownership of less than 1% of issued and outstanding shares

(a)
Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan as of March 4, 2019. The following common shares subject to outstanding options are included in the totals: 300 common shares for Mr. Fox; 1,001 common shares for Mr. Kaiser; and 19,102 common shares for Mr. Wilson. The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common shares and prohibits officers and directors from pledging Company securities as collateral for loans.

(b)	These percentages are based upon 50,337,778 common shares outstanding as of March 4, 2019, the Record Date.

(c)
These numbers represent 6 3/4% Cumulative Convertible Preferred Shares. In the aggregate, the 155,250 issued and outstanding 6 3/4% Cumulative Convertible Preferred Shares are represented by 3,105,000 depositary shares, and each 6 3/4% Cumulative Convertible Preferred Share is represented by 20 depositary shares.

Principal Shareholders
The following table sets forth the beneficial ownership of common shares as of December 31, 2018 (except as otherwise noted) by each beneficial owner of more than five percent (5%) of the common shares outstanding known by the Company. No beneficial owner owns more than five percent (5%) of the 6 3/4% Cumulative Preferred Shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares
BlackRock, Inc.	7,257,778	(a)	14.5%
55 East 52nd Street
New York, NY 10055
Nomura Holdings, Inc.	4,765,764	(b)	9.50%
1-9-1 Nihonbashi, Chuo-ku
Tokyo 103-8645, Japan
Ares Management LLC and affiliates	4,594,641	(c)	9.16%
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
The Vanguard Group	4,436,581	(d)	8.84%
100 Vanguard Blvd.
Malvern, PA 19355
GAMCO Investors, Inc. and affiliates	4,199,879	(e)	8.37%
One Corporate Center
Rye, NY 10580
Credit Suisse AG/	2,940,119	(f)	5.86%
Uetlibergstrasse 231
PO Box 900 CH 8070
Zurich, Switzerland

(a)
As reported on Schedule 13G/A filed on January 24, 2019 by BlackRock, Inc., as of December 31, 2018, BlackRock, Inc. has sole voting power for 7,145,402 common shares and sole dispositive power for 7,257,778 common shares.

(b)
As reported on Schedule 13G/A filed on February 13, 2019 by Nomura Holdings, Inc., as of December 31, 2018, Nomura Global Financial Products, Inc. has shared voting and dispositive power for 4,765,764 common shares.

(c)
As reported on Schedule 13D/A filed on December 11, 2018 by Ares Management LLC and others, each of Ares Management LLC, Ares Management Holdings LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Holdings Inc., Ares Management Corporation, Ares Management FP LLC and Ares Partners Holdco LLC has shared voting and dispositive power for 4,594,641 common shares, each of AF V US BD Holdings, L.P. and AF V BD SIV, L.P. has shared voting and dispositive power for 2,924,716 common shares, each of ASSF IV AIV B Holdings III, L.P. and ASSF Operating Manager IV, L.P. has shared voting and dispositive power for 1,665,425 common shares and each of Ares Credit Hedge Fund LP and Ares Capital Management III LLC has shared voting and dispositive power for 4,500 common shares.

(d)
As reported on Schedule 13G/A filed on February 11, 2019 by The Vanguard Group, as of December 31, 2018, The Vanguard Group has sole voting power for 45,192 common shares, shared voting power for 15,887 common shares, sole dispositive power for 4,379,383 common shares and shared dispositive power for 57,198 common shares.

(e)
As reported on Schedule 13D/A filed on August 8, 2018 by GAMCO Investors, Inc., as of August 8, 2018, Gabelli Funds, LLC has sole voting and dispositive power for 1,720,794 common shares, GAMCO Asset Management Inc. has sole voting power for 2,061,985 common shares and sole dispositive power for 2,185,185 common shares, MJG Associates, Inc. has sole voting and dispositive power for 4,400 common shares, Teton Advisors Inc. has sole voting and dispositive power for 288,500 common shares, and Associated Capital Group, Inc. has sole voting and dispositive power for 1,000 common shares. In addition, on the Schedule 13D/A filed on February 7, 2018, Gamco Asset Management, Inc. (1,411) and Gabelli Funds, LLC (35,755) indicated ownership of 6 ¾% Cumulative Convertible Preferred Shares that would convert into an additional 37,166 common shares. The number of common shares reported as beneficially owned in the table above assumes the conversion of such shares.

(f)	As reported on the Schedule 13G filed on February 13, 2019 by Credit Suisse AG/, Credit Suisse AG/ has shared voting and dispositive power of 2,940,119 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Securities Exchange Act of 1934. Based solely on the Company’s review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2018 and ending December 31, 2018, all such persons complied on a timely basis with the filing requirements of Section 16(a).

Executive Compensation

Compensation Discussion and Analysis
Named Executive Officers
The Company's 2018 named executive officers (“NEOs”) were:

Leigh R. Fox	President and Chief Executive Officer
Andrew R. Kaiser	Chief Financial Officer
Thomas E. Simpson	Chief Operating Officer
Christi H. Cornette	Chief Culture Officer
Christopher J. Wilson	Vice President and General Counsel

This Compensation Discussion and Analysis (the “CD&A”) discusses the elements of our executive compensation program and the reasons why the Compensation Committee selected those particular elements, the performance metrics and goals under certain of those elements, the compensation that the executives might earn, and how each element encourages the Company's achievement of its business objectives and strategy.

The Company utilizes certain non-GAAP financial measures in order to compensate NEOs. The reconciliation of Non-GAAP Adjusted EBITDA and Adjusted Unlevered Operating Cash Flow to the most directly comparable GAAP measure is presented in the following tables. Certain other adjustments may be made for items not contemplated as part of the target goals, such as the results associated with the acquisition of Hawaiian Telcom. All adjustments are approved by the Board.

Year ended December 31,
(dollars in millions)	2018
Net loss (GAAP)	$(69.8)
Add:
Income tax expense	9.4
Interest expense	131.5
Loss on extinguishment of debt	1.3
Other income, net	(1.6)
Other components of pension and postretirement benefit plans expense	12.5
Operating Income (GAAP)	$83.3
Add:
Depreciation and Amortization	252.0
Restructuring and severance related charges	8.3
Transaction and integrations costs	22.5
Stock-based compensation	5.6
Adjusted EBITDA	$371.7

Year ended December 31,
(dollars in millions)	2018
Operating cash flow (GAAP)	$214.7
Add:
Interest expense	131.5
Transaction and integrations payments	21.4
Adjusted Unlevered Operating Cash Flow	$367.6

Executive Summary
Our goal is to link the executive compensation program to the Company’s strategic plan and the long-term interests of its shareholders. The Company’s long-term strategy is to become a leading technology company with state of the art fiber assets providing end-to-end communications services (high speed data, video and voice solutions) and IT infrastructure and solutions. The Company’s strategic goals are to:

•	expand our fiber network; and

•	grow our IT services and hardware segment.
Consequently, the Company’s executive compensation program ties a significant portion of an executive’s realized annual compensation to the Company’s achievement of financial and strategic goals. For 2018, the key financial measures utilized to assess annual performance are revenue and Adjusted EBITDA ("EBITDA"). The key financial measures utilized to assess long-term performance include a combination of strategic revenue, EBITDA, return on invested capital ("ROIC"), operating cash flow and total shareholder return, depending on the year the long-term incentive award was granted. In addition, for certain long-term incentive awards, the Company will adjust the final long-term performance payout using a total shareholder return ("TSR") factor based on the Company's TSR performance as compared to the Russell 2000 index. See pages 25 - 29 for a detailed discussion of the payments made under the annual and long-term incentive plans for 2018 performance.
For 2018, the Company achieved the following financial and operational results:

•	Revenue totaled $1,378 million, an increase of $313 million compared to the prior year

•	Adjusted EBITDA totaled $372 million, an increase of $66 million compared to the prior year

•	Operating income totaled $83 million, up $28 million compared to the prior year

•	Hawaiian Telcom contributed revenue of $175 million and Adjusted EBITDA of $47 million

•	Cincinnati Fioptics revenue totaled $341 million, up 10% from a year ago

•	IT Services and Hardware Adjusted EBITDA totaled $63 million, up $24 million from the prior year

•	Cash provided by operating activities totaled $215 million, up $11 million as compared to the prior year

•	Free cash flow totaled $41 million, up $13 million year-over-year

•	Cincinnati Fioptics internet subscribers increased year-over-year by approximately 12,400 and Hawaiian Telcom added approximately 65,900 Consumer/SMB internet subscribers to the existing base

•	Continued the construction of its fiber network passing an additional 38,800 addresses with Fioptics in Cincinnati, which is now available to approximately 75% of Greater Cincinnati
As a result of the above achievements, the NEOs earned their annual incentives at target and their long-term performance incentives below target.
We believe that our 2018 results confirm that the Company’s executive compensation program effectively focuses our executive talent on achieving our key financial goals over multiple years and aligns executive long-term incentive rewards with the interests of shareholders. The mix of base pay (the “fixed cost” of the program) and both annual and long-term incentive plans promote achievement of current-year goals and longer-term business strategies while driving appropriate business behavior without inducing executives to take undue business risks.

The following chart summarizes the key elements of our compensation program, which are discussed in more detail later in the CD&A.

Component	Purpose	Key Characteristics	2018 Key Actions
Base Salary	• Allows Company to attract and retain executives • Recognizes individual performance through merit increases • Recognizes individual work experience and level of responsibility	• Fixed annual cash compensation • Increases primarily driven by individual performance and by market positioning • Used to calculate other components of compensation
• While the Company reviews salary market data for all non-union employees on an annual basis, it follows a practice of only providing merit increases on an 18-24 month basis.

• In keeping with this practice, no changes were made to the base salaries of the NEOs in 2018.

Annual Incentives	• Motivate achievement of Company annual financial goals and strategic objectives • Motivate achievement of individual annual performance goals	• Performance-based annual cash incentive compensation • Annual incentive target set as a percentage of base salary
 • The revenue and Adjusted EBITDA performance metrics, which affect 80% of incentive payout, were attained at 98.5% and 100%, respectively, of target. Together with the individual performance portion, NEO total annual incentive payouts were 100% of target.

 • Annual incentives for NEOs are set as a percentage of base salary. Since none of the NEOs received base salary increases in 2018, their annual incentive targets for 2018 remained unchanged.

Performance-Based and Time-Based Restricted Stock Unit Awards
• Motivate achievement of Company long-term financial goals and strategic objectives

• Facilitate executive equity ownership thereby further aligning executive and shareholder interests

• Retain key executives

• Performance-based stock unit awards provide performance-based long-term equity incentive compensation (with vesting based on both continued service and achievement of performance goals)

• Performance-based stock unit awards are granted annually with three-year performance cycles

• Restricted stock units are time-based and vest on the 3rd anniversary of the grant date

• Mr. Kaiser and Ms. Cornette received increases in their 2018 long-term incentive targets in conjunction with their expanded responsibilities.

• 2018 grants consist of time-based restricted stock units (50%) and performance-based stock units (50%).

• 2018 results will be calculated for each performance period (2018, 2018-2019 and 2018-2020), with a single payment at the end of the 3-year performance period.

The Company also provides certain retirement benefits and post-termination compensation to the NEOs, as described in more detail later in this CD&A.

Compensation Practices
The Company reviews and modifies its executive compensation program and practices regularly to address changes in the Company's short- and long-term business objectives and strategies, new regulatory standards and to implement evolving best practices. Listed below are compensation practices that the Company has adopted in support of its compensation philosophy:

•
Performance-Based Compensation. The Company believes that a significant percentage of each NEO's total compensation should be performance-based or “at-risk.” Base salary was only 21% of the Chief Executive Officer's 2018 target compensation and 34% of the other NEOs' 2018 target compensation.

•
Stock Ownership Guidelines. The Company believes that equity ownership creates alignment between executive and shareholder interests. In support of this objective, we maintain stock ownership guidelines under which our NEOs are expected to accumulate specified ownership stakes over time. See page 32 for a more detailed discussion.

•
Compensation Risk Assessment. The Company conducts annual compensation risk assessments to ensure that our policies and programs do not unintentionally encourage inappropriate behaviors or lead to excessive risk taking. We have concluded that our compensation plans, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

•
Repricing Prohibition. We maintain prohibitions against the repricing of underwater stock options in the absence of shareholder approval. The definition of a repricing includes cash buyouts of underwater stock options and stock appreciation rights. This change applies to all grants, including existing grants.

•
Double-Trigger Equity Vesting. The Cincinnati Bell Inc. 2007 Long Term Incentive Plan and the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan provide that, in the event of a change in control ("CIC"), an employee must be involuntarily terminated without cause by the Company during the 24-month period following a CIC for previously granted equity awards that are continued, assumed or substituted to vest.

•
Executive Compensation Benchmarking. The Company (i) uses the general industry peer group as the primary source of market data for competitive assessments of executive pay, (ii) uses the telecommunications peer group as a secondary reference for assessing market pay and industry compensation practices, and (iii) each year reviews and modifies, if necessary, the telecommunications peer group to make certain that it is an appropriate peer group for comparisons to Cincinnati Bell. We target each pay component and total pay at the 50th percentile.

•
Hedging and Pledging Policy. The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.

•
Clawback Policy. The Company has a clawback policy that allows it to recover incentive payments to or realized by executive officers in the event that the incentive compensation was based on the achievement of financial results that are subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws, and such restatement results in a lower payment or award.

•
Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the NYSE, and the Company's director independence standards mirror those of the NYSE.

•
Independent Compensation Consultant. The Compensation Committee utilizes the services of an outside independent compensation consultant to assist in its duties. The Compensation Committee's consultant performs no other services for the Company or its management.

•
Elimination of Gross-Ups. The Compensation Committee has a policy in place that any new or materially amended employment agreement with any NEO will not contain any excise tax gross-up provisions with respect to payments contingent on a CIC. In addition, no current employment agreements contain any excise tax gross-up provisions.

2018 Say-on-Pay Vote and Shareholder Outreach
The Compensation Committee believes aligning executives' compensation with shareholder return is a key to a balanced approach. In 2018, the long-term incentive compensation plan awards for executives consisted of a mix of time-based restricted stock units and performance-based stock units. Having both components linked to Company stock provides greater alignment with shareholders, with the time-based restricted stock units creating an element of retention for key executive talent.
In 2018, approximately 81% of the shares voted with respect to the Company's say-on-pay proposal voted "for" approval of the Company's executive compensation. The Chairman, the President and CEO, the CFO and other members of senior management held six meetings in 2018 with key investors to reinforce the Company's strategic direction and the Board's refreshment process. In addition, the CEO, the CFO and other senior managers hosted teleconferences with several of the Company's largest shareholders following each quarterly earnings call to discuss the Company's strategy and financial results.
The Company's outreach program also provides an opportunity for any of its shareholders to request a meeting with one or more of the Chairman of the Board, the Chairman of the Compensation Committee, the Compensation Committee’s independent compensation consultant, and certain members of senior management to obtain feedback on the Company’s strategic direction as well as its executive compensation program.
Compensation Program Objectives
The executive compensation program's primary objectives are:

•	To attract and retain high-quality executives by offering competitive compensation packages;

•
To motivate and reward executives for the attainment of financial and strategic goals, both short-term and long-term, thereby increasing the Company's value while at the same time discouraging unnecessary or excessive risk-taking; and

•
To align the interests of the executives and the shareholders by attributing a significant portion of total executive compensation to the achievement of specific short-term and long-term performance goals set by the Compensation Committee.

Elements of Compensation
Base Salary
Base salaries are provided to the Company's NEOs for performing their day-to-day responsibilities. The base salaries of our NEOs are based on a review of the competitive market median for comparable executive positions, assessment by the Chief Executive Officer (or in the case of the Chief Executive Officer's base salary, by the Compensation Committee and entire Board) of the executive's performance as compared to his or her individual job responsibilities, the salary level required to attract and retain the executive and such other factors as the Chief Executive Officer or the Compensation Committee deems relevant for such executive. Generally, no one factor is given more weight than another, nor does the Company and the Compensation Committee use a formulaic approach in setting executive pay. Additionally, while the Company looks at 50th percentile total compensation, it also considers the executive’s individual performance as well in determining salary adjustments.

While the Company reviews salary market data for all non-union employees on an annual basis, it follows a practice of only providing merit increases on an 18-24 month basis. In keeping with this practice, no changes were made to the base salaries of the NEOs in 2018.
Annual Incentives
Annual incentives are intended to motivate and reward senior executives for achieving the short-term business objectives of the Company. Annual incentives are payable for the achievement of annual financial performance goals established by the Compensation Committee and for individual performance. For the NEOs, financial performance goals represent 80% of the annual incentive determination and the individual performance evaluation represents 20%. Payouts, if any, can range from 0% to 150% of the total target annual incentive, depending on the level of achievement of financial goals between threshold and superior levels of performance and evaluations of individual performance and contributions for the year. The Board and Compensation Committee approve financial goals annually which reflect their belief that achievement of these goals drives the Company's strategic success.

The Company used the following goals having the indicated weights in 2018:

•	60% on Adjusted EBITDA;

•	20% on revenue; and

•	20% on individual performance.
The Company has selected Adjusted EBITDA and revenue as its performance measures. Investors have identified these metrics as key indicators of current financial performance and the Company's ability to execute on its strategy of creating a technology company with state of the art fiber assets servicing customers with data, video, voice and IT solutions to meet their evolving needs. Adjusted EBITDA is given a significantly higher weighting than revenue and individual performance because it is a key measure of profitability of the Company that eliminates the effects of accounting and financing decisions. In addition, investors view it as an effective barometer of how well a company can service its debt.
The Board and Compensation Committee review and approve the annual incentive attainment percentages for both Adjusted EBITDA and revenue. In conjunction with such review, they may adjust the actual result or goal amount to reflect a change in business strategy, reallocation of Company resources or an unanticipated event.
The Adjusted EBITDA and revenue goals are assessed independently of each other and are scaled above and below their respective targets. The scale for 2018 targets is set forth below:

Percentage of Criterion Achieved	Adjusted EBITDA Goal		Revenue Goal
	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid
Below 95%	0%	0%	0%	0%
95%	50%	30%	50%	10%
100%	100%	60%	100%	20%
110%	125%	75%	125%	25%
120% or greater	150%	90%	150%	30%
The 2018 target annual incentives for each of the NEOs at year-end are set forth below:

Named Executive Officer	Target Annual Incentive as a Percentage of Base Salary
Leigh R. Fox	100%
Andrew R. Kaiser	100%
Thomas E. Simpson	100%
Christi H. Cornette	100%
Christopher J. Wilson	100%
In 2018, for annual incentive purposes, the chart below sets out the Adjusted EBITDA and revenue target goals and actual results, adjusted for items not contemplated as part of the target goals, such as the results associated with the merger with Hawaiian Telcom. These results produced a weighted-average payout for the financial portion of approximately 77% of target:

Financial Objective
	2018 Threshold Performance Level	2018 Adjusted Target	2018 Superior Performance Level	2018 Actual Results
Adjusted EBITDA	95%	$325 M	120%	$325M
Revenue	95%	$1.221 B	120%	$1.203B

The Chief Executive Officer provides the Compensation Committee with his assessment of each other executive officer's individual performance. The Chief Executive Officer reviews, for each executive officer, the performance of the executive's department, the quality of the executive's advice and counsel on matters within the executive's purview, qualitative peer feedback and the effectiveness of the executive's communication with the organization and with the Chief Executive Officer on matters of topical concern. These factors are evaluated subjectively and are not assigned specific individual weights. The Chief Executive Officer then recommends an award for the individual performance-based portion for each of the other NEO's annual incentive, which can range from 0% to 200% of the target award for such portion.
The Compensation Committee meets in executive session to consider the Chief Executive Officer's individual performance. The Compensation Committee evaluates the information obtained from the other directors concerning the Chief Executive Officer's individual performance, based on a discussion led by the Chairman of the Board. Factors considered include: operational and financial performance, succession planning, development of the Company leadership team, development of business opportunities and community involvement/relationships. The Compensation Committee has discretion in evaluating the Chief Executive Officer's performance and may recommend to the full Board a discretionary increase or decrease to the Chief Executive Officer's final annual incentive award as the Compensation Committee believes is warranted.
The table below shows the percentage of target annual incentive earned by each NEO for 2018 for each performance measure and in total as well as the actual award payment:

Named Executive Officer	Total Company Adjusted EBITDA	Total Company Revenue	Individual Performance	Total Annual Incentive Award	Total Annual Incentive Award Payment
Leigh R. Fox	100%	98.5%	115%	100%	$650,000
Andrew R. Kaiser	100%	98.5%	115%	100%	$400,000
Thomas E. Simpson	100%	98.5%	115%	100%	$450,000
Christi H. Cornette	100%	98.5%	115%	100%	$380,000
Christopher J. Wilson	100%	98.5%	115%	100%	$368,000
Long-Term Incentives
The long-term incentives granted to NEOs in 2018 consist of performance stock units and restricted stock units. Long-term incentives are intended to encourage the Company's executives to focus on and achieve the long-term (three-year) business goals of the Company and to aid their development and retention through share ownership and recognition of future performance. An executive's realization of his or her long-term incentive means that the Company has also performed in accordance with its plan over a long-term period. The total annual long-term incentive opportunity for each NEO is established by the Compensation Committee or, in the case of the CEO, by the Compensation Committee and the Board, in terms of dollars. In administering the long-term incentive program, the Compensation Committee considers competitive market data (as discussed on pages 30 - 32) and the recommendations of the Chief Executive Officer regarding each executive's performance and specific individual accomplishments. For each type of award, the number of performance-based stock units and/or restricted stock units to grant is determined by dividing the approved aggregate award amount by the closing price of a share of common stock on the day the Board approves the financial results. The Compensation Committee's policy is not to grant more than 2,000,000 shares per year in connection with long-term incentive awards under the 2017 Long Term Incentive Plan.
Stock Options/SARs
No stock options or stock appreciation rights ("SARs") were granted to any NEO in 2018.

Performance-Based and Time-Based Restricted Stock Unit Awards
Performance-based and time-based awards for 2018 were granted in the form of performance stock units and restricted stock units.
Restricted stock units will be paid in common shares at the end of a three-year vesting period.
As was the practice in 2016 and 2017, the performance-based stock units granted in 2018 are structured to be paid in common shares, equal to the fair market value of common shares at the end of a three-year performance period and are based on the achievement of specific Company quantitative goals over such three-year performance period. Such awards were granted during the first quarter of each calendar year following finalization and approval by the Board of the financial goals for the next three-year performance period. For the 2016 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals for each of the performance periods (2016, 2016-2017 and 2016-2018) as approved by the Board, with a single payout at the end of the three-year performance period. For the 2017 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals on a cumulative basis for each of the performance periods (2017, 2017-2018 and 2017-2019) as approved by the Board, with a single payout at the end of the three-year performance period. For the 2018 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals for each of the performance periods (2018, 2018-2019 and 2018-2020) as approved by the Board, with a single payout at the end of the three-year performance period.

For each of the 2016 performance periods (2016, 2016-2017 and 2016-2018) within the three-year performance cycle ending December 31, 2018, and each of the 2017 performance periods (2017, 2017-2018 and 2017-2019), within the three-year performance cycle ending December 31, 2019, respectively, Adjusted EBITDA, strategic revenue and ROIC are equally weighted. For Adjusted EBITDA and strategic revenue, achievement must be at least 95% of the target goal in order to generate a threshold level payout equal to 50% of the target award for each executive. For ROIC, achievement must be at least 77% for the 2016 performance periods and 75% for the 2017 performance periods in order to generate a threshold level payout equal to 75% of the target award for each executive. The final payout calculation for the 2016-2018 performance period and for the 2017-2019 performance period is subject to a +/- 15% adjustment based on the Company’s total shareholder return ("TSR") over the three-year performance period compared to the Russell 2000 Index. Achievement less than the 35th percentile of the Russell 2000 Index will result in a 15% reduction while achievement greater than the 65th percentile will result in a 15% increase. For TSR results greater than the 35th percentile and less than the 65th percentile of the Russell 2000 index, the +/- 15% adjustment will be determined based on interpolation.

For each of the 2018 performance periods (2018, 2018-2019 and 2018-2020) within the three-year performance cycle ending December 31, 2020, 70% of the award payout is based on Adjusted Unlevered Operating Cash Flow ("Adjusted OCF"), with the remaining 30% based on the Company's TSR for each of the 2018 performance periods compared to the Telecommunications Peer Group (as described on page 58) approved by the Compensation Committee as in effect on the last day of the respective performance period. For Adjusted OCF, achievement must be at least 95% of the target goal in order to generate a threshold level payment equal to 50% of this component of the target award for each executive. With respect to the TSR component of the award, the Company's TSR for the respective performance period must be at least in the 20th percentile when compared to the Telecommunications Peer Group in order to generate a threshold level payout equal to 25% of this component of the target award for each NEO (achievement above the 30th percentile is based on a sliding scale, with achievement of the 50th percentile generating a payout at 100% and achievement of the 90th percentile or greater generating payout at 150% of this component of the target award for each NEO). For purposes of the 2018 performance awards, Adjusted OCF means the Employer’s Cash Flows from Operating Activities (as defined by U.S. GAAP) adjusted to exclude expenses related to (1) cash paid for interest on (a) all long-term debt, (b) capital lease obligations, and (c) other financing arrangements for the Performance Period (computed on the basis of the Employer’s interest expense for purposes of the Employer’s applicable income statements as determined in accordance with U.S. GAAP, less non-cash items); and (2) transaction and integration costs.

The threshold, target and superior performance levels are the same for each of the NEOs. For the 2016-2018 long-term incentive awards, each of the NEOs received 78.3% of their target awards based on the results of the three-year performance cycle ending December 31, 2018 as shown in the table below, adjusted for the TSR results.

2016-2018 Performance Cycle	Threshold Performance Level	Target	Superior Performance Level	Actual Results (a)
				2016	2016-2017	2016-2018
Adjusted EBITDA	95.0%	100.0%	120.0%	100.7%	100.2%	98.7%
Strategic Revenue	95.0%	100.0%	120.0%	102.0%	98.5%	95.6%
ROIC	77.0%	100.0%	110.0%	96.9%	89.5%	83.0%

(a)	The maximum payout for the full 3-year performance cycle is 150%.

Business Value Program

On May 1, 2018, the Board approved a new management incentive program (the "Business Value Award Program") intended to reward key management of the Company for growing, and creating significant enterprise value through such growth, in the IT Services and Hardware business of the Company (“IT Segment”). The Business Value Award Program will be implemented through an award of Business Value Award “points”. A “point” is a measure used to determine the amount of cash, if any, that could be distributed to a participating employee who receives such an award upon the occurrence of certain events. A form of Business Value Award Agreement (the “BVAP Agreement”) for the award of such points was approved by the Committee on May 1, 2018. A maximum of 1,000 total points may be awarded to all employees participating in this Business Value Award Program.

The BVAP Agreement provides for a specified cash payment to the participating employee in the event that (i) the employee is continuously employed for a two-year period after the date of grant, (ii) a qualifying transaction (as described below) involving the IT Segment is consummated before May 1, 2023, and (iii) the qualifying transaction generates a Net Value Created by the IT Segment (as described below). The value of an award granted to a participating employee is equal to the number of points awarded to such employee multiplied by 0.001 multiplied by the Award Pool Amount (as described below). For purposes of the determining the amount of an award payable: (i) a “qualifying transaction” means a transaction that would result in the Company selling or transferring (including through an initial public offering) and ceasing to own at least 51% of the fair market value of the assets or equity of the IT Segment; (ii) the “Net Value Created by the IT Segment” means the total consideration received by the Company in a qualifying transaction less the cost of acquisitions and investments made by the Company to inorganically grow the IT Segment (including the OnX Holdings acquisition); and (iii) the “Award Pool Amount” means an amount equal to 10% of the Net Value Created by the IT Segment. If a qualifying transaction does not occur before May 1, 2023, unless such date is extended because a qualifying transaction is in progress but has not yet closed, the Agreement terminates with no payment to the participating employee. Moreover, if the participating employee’s employment is terminated for any reason (other than a termination for the Employee’s retirement, death or disability), prior to the consummation of a qualifying transaction, then the employee will not receive any payment under the BVP Agreement. In addition, if the qualifying transaction is a result of a “change in control” as defined in the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan (the “2017 LTIP”), the amount of any award payable pursuant to a BVP Agreement may be reduced by any “change in control” payment received by such participating employee under the 2017 LTIP. The CEO was awarded 100 points and each of the other NEOs were awarded 50 points.
Benefits
NEOs hired prior to January 1, 2009 participate in the Cincinnati Bell Management Pension Plan (the "Management Pension Plan") on the same basis as all other eligible salaried and certain non-union hourly employees. The Management Pension Plan is a qualified defined benefit plan with a nonqualified provision that applies to the extent that eligible earnings or benefits exceed the applicable Internal Revenue Code limits for qualified plans. The Company makes all required contributions to this plan. However, as described on page 38, the Management Pension Plan is now frozen and no further credits, other than interest, are made to the plan. The executives, along with all other salaried employees, also participate in a 401(k) savings plan, which includes a Company matching contribution feature that vests 100% of such matching contributions in the employee's account as they are made to the plan.
The value of the Company's retirement program is not considered in any of the compensation decisions made with respect to other elements of NEO compensation, because the Company believes that the alignment of the interests of executives and shareholders is most effectively accomplished through its short- and long-term incentive compensation programs.

Compensation Determination Process
Role of the Compensation Committee and Management in Recommending Compensation
As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive's position and responsibility, individual performance and future leadership potential, as determined by the Chief Executive Officer in consultation with the Compensation Committee, or by the Compensation Committee and the Board in the case of the Chief Executive Officer, as well as with regard to the external marketplace.
The Chief Executive Officer presents compensation recommendations for the senior executives, including the other NEOs, to the Compensation Committee for its review and approval. The Compensation Committee evaluates the performance of the Chief Executive Officer, determines his compensation, and discusses its recommendation with the Board in executive session before the Board grants its approval.
Determination of the Target Compensation Levels
In determining pay levels, the Company established a philosophy to target each component - base salary, target annual incentive and target long-term incentive - at the market 50th percentile appropriate to the revenue size of the Company. In implementing this philosophy, the Compensation Committee considers and evaluates the following information:

•
An annual study of market compensation practices conducted by Willis Towers Watson, the Company’s compensation consultant, at the Company’s request, whereby it obtains, compiles and supplies to the Company and the Compensation Committee competitive compensation information as described below:

•
Pay practices for executive officers from Willis Towers Watson’s compensation survey, reflecting general industry companies across a broad range of revenue sizes (the "General Industry Survey"). Since executive compensation correlates to a company's annual revenue (i.e., the higher a company's revenue, generally the higher the executive's market compensation), the Company, in consultation with Willis Towers Watson, uses a statistical technique called "regression analysis[1]" to adjust the survey data to the Company’s revenue size. The Compensation Committee approved the use of the General Industry Survey information as the primary source for market competitive assessments of NEO pay levels for the following reasons:

•
The ever-changing landscape of the telecommunications industry and the difficulty in assessing year-over-year changes in executive compensation within these companies due to mergers, acquisitions, etc.;

•
The lack of a sufficient number of suitable telecommunications companies within the Willis Towers Watson database to secure adequate pay survey data, resulting in the need to use proxy data for some telecommunications companies; and

•	The absence of pay data in the proxies for certain NEO positions.

•
Pay practices for executive officers of a peer group consisting of 20 telecommunications and IT services companies (the "Telecommunications Peer Group"). Because of the reasons noted above, the Compensation Committee uses the information about the Telecommunications Peer Group as a secondary source for monitoring compensation trends to provide reasonable assurance that using the General Industry Survey data for comparative analysis does not cause an aberration of the Company's executive compensation at the 50th percentile. The Telecommunications Peer Group used in 2018 is shown in Schedule 1.

•	The Compensation Committee annually reviews and approves the list of companies in the Telecommunications Peer Group.

[1] Regression analysis is a statistical tool for determining the relationship between a dependent variable (in this case, target compensation levels) and an independent variable (in this case, revenue). The technique correlates median predicted pay for companies by taking into consideration their revenues (i.e., smaller revenue companies would have pay predicted based on their revenues rather than by a simple median of pay for all companies in the General Industry Survey). For each executive position whose compensation is assessed and set by the Compensation Committee (or the Board in the case of the Chief Executive Officer), Willis Towers Watson produces a predicted level for each pay component at the 50th percentile of companies based on Cincinnati Bell's revenues. The use of regression analysis allows the Compensation Committee to compare each executive's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies

•
To provide additional context for the Compensation Committee in making its decisions, the Compensation Committee reviews "tally sheets" prepared for each of the executives. Tally sheets provide the Compensation Committee with detailed information, as of a given date, about each executive's current compensation (including the value of any applicable benefit programs) and wealth accumulation, including the value of accrued and vested pay, such as shares of Company stock, vested stock options and other equity awards owned by the executive, the value of any retirement benefits provided by the Company and any pay and benefits triggered under a variety of employment termination scenarios.

•	Input from the Compensation Committee's independent compensation consultant, Mr. Charles J. Mazza.

•	Input from Company management (primarily the Chief Executive Officer and the Chief Financial Officer) and the Company's independent compensation consultant, Willis Towers Watson.

•	Each NEO's individual performance and current/future potential with the Company.
The Compensation Committee considers, as one of the many factors, each component of executive officer compensation compared to the revenue size-adjusted market 50th percentile for two reasons:

•	Benchmarking target compensation at the 50th percentile is consistent with the practice followed by a majority of companies and is considered "best practice," and

•
Above-median compensation should be on a delivered actual basis, rather than a target basis, for over achievement of target performance goals consistent with the Company's pay-for-performance philosophy.

In determining the appropriate compensation levels in a particular year, the Company evaluates the following from the general industry survey and the industry peer group data:

•	Base salary;

•	Total target cash compensation - the sum of base salary plus target annual incentive opportunity; and

•	Total target direct compensation - the sum of base salary plus target annual incentive opportunity plus target long-term incentive opportunity.
The Compensation Committee compares each NEO's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies set forth in the peer groups. The Company does not review pay levels at individual companies or the specific structure of other companies' short- or long-term incentive plans. Instead, the Compensation Committee considers the predicted pay levels in both peer groups as an indication of market pay practice relating to each pay component and the relevant mixture among pay components. Thus, the Compensation Committee is able to validate that each NEO's compensation package is market competitive and that an appropriate portion of it is "at risk;" that is, subject to payment only if the Company attains certain quantitative results and the individual achieves certain qualitative results.
For 2018, the charts below reflect that each executive has a significant percentage of compensation "at risk" as it reflects the allocation of total target direct compensation among base salary, annual incentive compensation and long-term incentive compensation.

Based on market practices, combined with the Compensation Committee members' collective experience, the Compensation Committee believes that the foregoing allocation of pay among base salary and short- and long-term incentive compensation provides appropriate motivation to achieve objectives set for the current year while also providing a significant incentive that requires the executives to make decisions that are intended to sustain attainment of business objectives over the longer term.
Role of Compensation Consultants
Both the Compensation Committee and the Company have engaged a consultant to advise on compensation-related matters. Neither the Compensation Committee nor the Company has identified any conflicts of interest with respect to their respective compensation consultant that would impair the advice provided by such compensation consultant.
The Compensation Committee retains Mr. Charles J. Mazza, an independent compensation consultant, who performs no other services for the Company or its management, to assist in its deliberations regarding executive compensation. Pursuant to the Committee's instructions, Mr. Mazza analyzes and comments on various compensation proposals made by the Company and on various topics specified by the Committee and opines and reports on these matters in open sessions of Compensation Committee meetings. In executive sessions of the Compensation Committee meetings, Mr. Mazza addresses subjects of particular interest to the Compensation Committee, such as compensation of the Chief Executive Officer, and presents his analysis of such subjects including the pros and cons of certain compensation elements and his recommendations. Pursuant to the Compensation Committee Chair's request, Mr. Mazza contacts each member of the Compensation Committee annually as part of the Compensation Committee's self-evaluation and reports his conclusions to the Compensation Committee.
The Company retains Willis Towers Watson to assist with various compensation-related projects during the course of the year. Typically, the Company has a discussion with Willis Towers Watson about a project, outlining the project's objectives, and discusses Willis Towers Watson's approach to the project before requesting them to complete the project. The projects range from requests for general compensation data or information to requests for specific guidance and recommendations, such as designing specific incentive plans.
Other Compensation Policies
Stock Ownership Guidelines
The Compensation Committee recognizes that executive stock ownership is an important means of aligning the interests of the Company's executives with those of its shareholders. Stock ownership guidelines for the NEOs are as follows:

•	Chief Executive Officer - 5 times base salary (as adjusted each year)

•	Other NEOs - 2 times base salary (as adjusted each year)
The Compensation Committee has established a time line of five years from the date the individual becomes an NEO to reach the guidelines.  To the extent possible, future long-term incentive awards will be made in shares based on share availability to assist the executives in meeting the guidelines.  Aside from the Company's actual performance from one year to the next, the price of the Company's stock may vary due to the general condition of the economy and the stock market. Therefore, the Compensation Committee may measure an executive's progress more on the basis of the year-over-year increase in the number of shares owned rather than the overall market value of the shares owned in relation to the executive's ownership goal. For purposes of measuring ownership, only shares owned outright or beneficially by the executive (including shares owned by the executive's spouse or dependent children and shares owned through the Company's savings plan) are included. Shares represented by unvested stock options or any other form of equity for which a performance or vesting condition remains to be completed before the executive earns a right to and receives the shares are not counted in determining the executive's level of ownership.
As of March 4, 2019, Mr. Fox has achieved approximately 20% of his ownership goal; Mr. Kaiser has achieved approximately 12% of his ownership goal; Mr. Simpson has achieved approximately 20% of his ownership goal; Ms. Cornette has achieved approximately 21% of her ownership goal; and Mr. Wilson has achieved approximately 56% of his ownership goal.
Prohibition on Hedging and Pledging
The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.

Employment Agreements, Severance and Change in Control Payments and Benefits
The Company generally enters into employment agreements with the NEOs for several reasons. Employment agreements give the Company flexibility to make changes in key executive positions with or without a showing of cause, if terminating the executive is determined by the Company or the Board to be in the best interests of the Company. The agreements also minimize the potential for litigation by establishing separation terms in advance and requiring that any dispute be resolved through an arbitration process. The severance, CIC payments and benefits provided under the employment agreements as described in more detail beginning on page 43 are important to ensure the retention of the NEOs.
Depending on the circumstances of their termination, the NEOs are eligible to receive severance benefits in the form of a multiple of annual base salary as a lump sum payment, continued access to Company-provided healthcare benefits for a defined period post-employment, and accelerated vesting of all equity as determined by the provisions in their employment agreements, which are discussed in detail starting on page 43. Under a dismissal without cause or constructive discharge following a CIC, the Company provides the severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of possible change in control situations without undue concern for their personal financial outcome. In the case of a termination without cause or constructive discharge absent a CIC, the Company believes it is appropriate to provide severance at these levels to ensure the financial security of these executives, particularly in view of the non-compete provisions which state that, for 12 months (24 months in the case of the Chief Executive Officer) following termination, the executive will not compete with the Company or solicit customers or employees of the Company. Because these potential payments are triggered under very specific circumstances, such payments are not considered in setting pay or other elements of executive compensation. The Compensation Committee has a policy that the Company will not enter into any new or materially amended employment agreements with NEOs providing for excise tax gross-up provisions with respect to payments contingent upon a CIC, and no NEO has an excise tax gross-up provision.

Adjustments and Recovery of Award Payments and Clawback Policy
The Company is subject to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002. Therefore, if the Company was required to restate its financial results due to any material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the Securities and Exchange Commission could act to recover from the Chief Executive Officer and Chief Financial Officer any bonus or other incentive-based or equity-based compensation received during the 12-month period following the date the applicable financial statements were issued and any profits from any sale of securities of the Company during that 12-month period.
In addition, the Board has adopted an interim executive compensation recoupment/clawback policy with the intention that the policy will be modified when final regulations required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") are adopted by the SEC. The policy allows the Company to recover incentive payments to, or realized by, certain executive officers in the event that the incentive compensation was based on the achievement of financial results that were subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under federal securities laws and such restatement results in a lower payment or award.
Compensation Limitation
Section 162(m) of the Code generally limits to $1,000,000 the available deduction to the Company for compensation paid to any of the Company's NEOs, except for performance-based compensation that meets certain requirements and is paid under a binding agreement that was in effect on or before November 2, 2017. Under recent U.S. tax reform, the exception to Section 162(m) for performance-based compensation has been repealed for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules. Although the Compensation Committee considers the anticipated tax treatment to the Company of its compensation payments, despite the new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe that a significant portion of an NEO's compensation should be tied to Company performance and continues to determine that it will not limit executive compensation to amounts deductible under Section 162(m) of the Code. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of the Company's executive compensation program going forward.

Any general statement that incorporates this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on our review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Cincinnati Bell Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
COMPENSATION COMMITTEE
Craig F. Maier, Chairman
Phillip R. Cox
Meredith J. Ching
John W. Eck
Lynn A. Wentworth

Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the compensation of any person who served as the principal executive officer (Leigh R. Fox) or principal financial officer (Andrew R. Kaiser) during the year ended December 31, 2018, and the three most highly compensated persons who served as executive officers (Thomas E. Simpson, Christi H. Cornette and Christopher J. Wilson) at the end of the year ended December 31, 2018 (collectively, the “NEOs”).
Summary Compensation Table — Fiscal 2018

Name, Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Leigh R. Fox	2018	650,000	—	1,800,000	—	650,000	(9,311)	10,800	3,101,489
President and Chief Executive Officer	2017	622,885	—	1,450,000	—	595,625	15,444	10,600	2,694,554
	2016	422,950	—	500,000	—	505,848	(5,949)	10,600	1,433,449
Andrew R. Kaiser	2018	400,000	—	400,000	—	400,000	—	10,800	1,210,800
Chief Financial Officer	2017	331,154	—	350,000	—	251,135	—	6,119	938,408
	2016	249,510	—	—	—	145,842	—	6,115	401,467
Thomas E. Simpson	2018	450,000	—	450,000	—	450,000	(7,654)	10,800	1,353,146
Chief Operating Officer	2017	450,000	—	450,000	—	428,850	13,209	10,600	1,352,659
	2016	397,384	—	250,000	—	589,156	(5,063)	10,600	1,242,077
Christi H. Cornette	2018	380,000	—	240,000	—	380,000	2,723	6,587	1,009,310
Chief Culture Officer	2017	368,213	—	200,000	—	263,447	40,824	6,766	879,250
Christopher J. Wilson	2018	368,000	—	390,000	—	368,000	(23,726)	10,800	1,113,074
Vice President and General Counsel	2017	367,723	—	390,000	—	350,705	52,500	10,600	1,171,528
	2016	354,804	—	390,000	—	822,746	(14,151)	10,600	1,563,999

(a)
The 2018 amount reflects the grant-date fair value of the restricted stock units (50% of award) and the performance stock units (50% of award) issued in 2018 to Messrs. Fox, Kaiser, Simpson and Wilson and Ms. Cornette for the 2018-2020 performance cycle. The 2017 amounts reflect the grant-date fair value of the restricted stock units (25% of award) and the performance stock units (75% of award) issued in 2017 to Messrs. Fox, Kaiser, Simpson and Wilson and Ms. Cornette for the 2017-2019 performance cycle. The 2016 amounts reflect the grant-date fair value of the restricted stock units (25% of award) and the performance stock units (75% of award) issued in 2016 to Messrs. Fox, Simpson and Wilson for the 2016-2018 performance cycle. All amounts assume payout at target. For further discussion of these awards, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The table below shows the amounts if the maximum payout is earned based on the stock price at date of grant.

	Stock Awards ($)
Name	2018	2017	2016
Leigh R. Fox	2,250,000	1,993,750	687,500
Andrew R. Kaiser	500,000	481,250	—
Thomas E. Simpson	562,500	618,750	343,750
Christi H. Cornette	300,000	275,000	—
Christopher J. Wilson	487,500	536,250	536,250

(b)
Non-equity incentive plan compensation represents amounts earned for annual performance-based cash incentives and long-term incentive performance plan cash-settled awards. The table below shows the amounts earned for each of these awards:

Name	Year	Annual Performance-Based Cash Incentive ($)	Long-Term Cash-Settled Performance Units ($) (1)	Total ($)
Leigh R. Fox	2018	650,000	—	650,000
	2017	595,625	—	595,625
	2016	505,848	—	505,848
Andrew R. Kaiser	2018	400,000	—	400,000
	2017	251,135	—	251,135
	2016	145,842	—	145,842
Thomas E. Simpson	2018	450,000	—	450,000
	2017	428,850	—	428,850
	2016	385,148	204,008	589,156
Christi H. Cornette	2018	380,000	—	380,000
	2017	263,447	—	263,447
Christopher J. Wilson	2018	368,000	—	368,000
	2017	350,705	—	350,705
	2016	387,546	435,218	822,764

(1)
The amounts shown above for long-term cash-settled performance units earned by Messrs. Simpson and Wilson represent the amounts earned in 2016 and paid in 2017 for the 2014-2016 performance cycle related to cash-payment performance awards granted in January 2014.

(c)
The amounts shown in this column for Messrs. Fox, Simpson and Wilson and Ms. Cornette represent the one-year change in the value of their qualified defined benefit plan and nonqualified excess plan for 2018, 2017 and 2016, respectively, projected forward to age 65 for each executive with interest credited at 4.0%, and then discounted back to the respective year at the discount rate (4.2% for 2018, 3.6% for 2017 and 4.0% for 2016) required under Accounting Standards Codification Topic ("ASC") 960. The present value of the accrued pension benefits decreased in 2018 primarily due to an increase in the applicable discount rate. The Company froze participation in its qualified pension plan for management employees in 2009; therefore, Mr. Kaiser is not entitled to any benefits under this plan. None of the executives receive any preferential treatment or above-market interest under the Company's retirement plans.

(d)
For each NEO, the amount represents the Company's 401(k) match. Under the terms of the Cincinnati Bell Inc. Retirement Savings Plan, the Company's matching contribution is equal to 100% on the first 3% and 50% on the next 2% of contributions made to the plan by the participant. Eligible compensation generally includes base wages plus any annual incentive paid to eligible participants. For 2018, the maximum Company matching contribution is $10,800.

Grants of Plan-Based Awards
The following table sets forth information concerning equity grants to the NEOs during the year ended December 31, 2018 as well as estimated future payouts under cash incentive plans:
Grants of Plan-Based Awards in 2018 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Company Shares on Grant Date ($/Sh)	Grant Date Fair Value of Stock Based Awards ($) (c)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leigh R. Fox
Performance-based stock units	1/25/2018	—	—	—	25,568	51,136	76,704	—	—	—	17.60	899,994
Restricted stock units	1/25/2018	—	—	—	—	—	—	51,136	—	—	17.60	899,994
Annual cash incentive		325,000	650,000	975,000	—	—	—	—	—	—	—	—
Andrew R. Kaiser
Performance-based stock units	1/25/2018	—	—	—	5,681	11,363	17,044	—	—	—	17.60	199,989
Restricted stock units	1/25/2018	—	—	—	—	—	—	11,364	—	—	17.60	200,006
Annual cash incentive		200,000	400,000	600,000	—	—	—	—	—	—	—	—
Thomas E. Simpson
Performance-based stock units	1/25/2018	—	—	—	6,392	12,784	19,176	—	—	—	17.60	224,998
Restricted stock units	1/25/2018	—	—	—	—	—	—	12,784	—	—	17.60	224,998
Annual cash incentive		225,000	450,000	675,000	—	—	—	—	—	—	—	—
Christi H. Cornette
Performance-based stock units	1/25/2018	—	—	—	3,409	6,818	10,227	—	—	—	17.60	119,997
Restricted stock units	1/25/2018	—	—	—	—	—	—	6,818	—	—	17.60	119,997
Annual cash incentive		190,000	380,000	570,000	—	—	—	—	—	—	—	—
Christopher J. Wilson
Performance-based stock units	1/25/2018	—	—	—	5,539	11,079	16,618	—	—	—	17.60	194,990
Restricted stock units	1/25/2018	—	—	—	—	—	—	11,080	—	—	17.60	195,008
Annual cash incentive		184,000	368,000	552,000	—	—	—	—	—	—	—	—

(a)
Amounts reflect shares issuable under performance-based stock units awarded in 2018. Performance will be measured based on achievement of the defined targets over the three-year period 2018-2020. See pages 27-29 for further details. For further discussion of assumptions and valuation, refer to Note 14 in our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(b)	Restricted stock units were awarded in 2018 as part of the long-term incentive award. The restricted stock units vest on the third anniversary of the grant date.

(c)
This amount is equal to the dollar amount of the restricted stock units awarded in 2018 and the dollar value target number of performance-based stock units awarded in 2018 based on the Company's closing stock price on the date of grant of $17.60 for January 25, 2018.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
During 2018, all of the NEOs were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the NEO's base salary, annual incentive opportunities, entitlement to participate in the Company's benefit and pension plans and to receive equity awards and post-termination benefits and obligations.
Based on the agreements in place at December 31, 2018:

•
Mr. Fox's employment agreement provides for the employment and retention of Mr. Fox for a one-year term subject to automatic one-year extensions. Mr. Fox's employment agreement provides for both a minimum base salary of $650,000 and a minimum annual incentive target of $650,000 per year.

•
Mr. Kaiser’s employment agreement provides for the employment and retention of Mr. Kaiser for a one-year term subject to automatic one-year extensions. Mr. Kaiser’s employment agreement provides for both a minimum base salary of $400,000 and a minimum annual incentive target of $400,000 per year.

•
Mr. Simpson’s employment agreement provides for the employment and retention of Mr. Simpson for a one-year term subject to automatic one-year extensions. Mr. Simpson’s employment agreement provides for a minimum base salary of $450,000 and a minimum annual incentive target of $450,000 per year.

•
Ms. Cornette's employment agreement provides for the employment and retention of Ms. Cornette for a one-year term subject to automatic one-year extensions. Ms. Cornette's employment agreement provides for a minimum base salary of $380,000 and a minimum annual incentive target of $380,000 per year.

•
Mr. Wilson's employment agreement provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. Mr. Wilson's employment agreement provides for a minimum base salary of $368,000 per year and a minimum annual incentive target of $368,000 per year.

Each of the NEOs, except for Mr. Kaiser, has accrued benefits in the Management Pension Plan, which contains both a qualified defined benefit plan and a nonqualified excess benefit provision (the provision for this excess benefit is contained in the qualified defined benefit pension plan document), which applies the same benefit formula to that portion of the base wages and annual bonus payment that exceeds the maximum compensation that can be used in determining benefits under a qualified defined benefit pension plan.
As described below, accruals under the Management Pension Plan are frozen. Except as noted below, prior to the freeze, all eligible salaried employees of the Company participated in the Management Pension Plan on the same basis with benefits being earned after a three-year cliff-vesting period. Covered compensation for purposes of calculating benefits includes base wages including any applicable overtime wages paid plus annual bonus payments. Upon retirement or other termination from employment, the amount of vested benefits to be paid are generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid but also subject to certain transition or special benefit formula rules in certain situations. The vested benefits are payable either as a lump-sum, a single life annuity or, for married participants, a 50% joint and survivor annuity, which provides a reduced benefit for the employee in order to provide a benefit equal to 50% of that amount if the employee dies before his/her spouse. A 2009 amendment to the Management Pension Plan generally provided that only "grandfathered participants" and no other participants would accrue additional plan benefits based on their compensation and service after March 8, 2009. For purposes of the plan, a "grandfathered participant" is a plan participant who has continuously been an employee of the Company or any of its subsidiaries since before 2009 and either: (i) was at least age 50 by January 1, 2009; or (ii) had been eligible for and accepted or declined a 2007 early retirement offer of the Company. Also, the plan was further amended to reduce the benefits accrued by grandfathered participants based on their compensation and service after December 31, 2011 by approximately one-half from the prior accrual rate. In addition, the Management Pension Plan was amended to stop accruals for grandfathered participants based on compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013. The Management Pension Plan benefits for the NEO's are shown on page 42.
Each of the employment agreements also provide for payments upon termination of employment as a result of death or disability, termination by the Company without cause or termination upon a CIC. The payments to the NEOs upon termination, including termination following a CIC as of December 31, 2018 are described beginning on page 43.

Long-Term Incentives
In 2018, the NEOs long-term incentive grants for the 2018-2020 performance period were awarded as a combination of restricted stock units (50%) and performance-based stock units (50%). The Compensation Committee believes the use of performance-based stock units provides an opportunity (i) for the NEO to be rewarded based on the Company achieving its more objective quantitative operating results that are consistent with its long-term business strategy and (ii) to more closely align such actions with shareholders' interests. The Compensation Committee also believes that the time-based restricted stock units serve as an incentive to encourage the retention of the NEOs. The long-term incentives granted to the NEOs are described in the Compensation Discussion and Analysis that begins on page 20.
Salary and Cash Incentive Awards in Proportion to Total Compensation
In 2018, the percentage of total compensation for each NEO represented by the sum of their salary plus annual incentive and non-equity incentive plan compensation as shown in the summary compensation table on page 35 was as follows: Mr. Fox - 42% Mr. Kaiser - 66%, Mr. Simpson - 67%, Ms. Cornette - 75% , and Mr. Wilson - 66%.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning options and other equity awards held by the NEOs at December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stocks That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Leigh R. Fox	300	—	—	14.55	1/29/2020
						76,465	594,898	—	—
						—	—	190,687	1,483,545
Andrew R. Kaiser	1,001	—	—	17.05	10/23/2024
						15,253	118,668	—	—
						—	—	34,543	268,745
Thomas E. Simpson	—	—	—	—	—
						21,829	169,830	—	—
						—	—	59,878	465,851
Christi H. Cornette	—	—	—	—	—
						12,276	95,507	—	—
						—	—	34,789	270,658
Christopher J. Wilson	19,102	—	—	23.75	1/31/2023
	—	—	—	—	—	21,723	169,005	—	—
						—	—	64,516	501,934

(a)	All options granted are for a maximum period of ten years from the date of grant and vest over a three-year period.

(b)
Amounts in the column include the restricted stock units granted on January 28, 2016 as part of the 2016-2018 long-term incentive award, on January 26, 2017 as part of the 2017-2019 long-term incentive award, and on January 25, 2018 as part of the 2018-2020 long-term incentive award; all awards vest three years from the date of grant. The value is based on the closing price of the Company's common shares as of December 31, 2018 ($7.78).

(c)
Amounts in the column include the performance-based stock units granted for the 2016-2018 performance cycle, the 2017-2019 performance cycle and the 2018-2020 performance cycle. All performance-based stock units are shown at the maximum level of payout.

(d)
Assuming the maximum number of stock units is earned, amounts represent the equity incentive plan awards not yet vested. The value is based on the closing price of the Company's common shares as of December 31, 2018 ($7.78).

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and the vesting of stock held by the NEOs during the year ended December 31, 2018:
Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Leigh R. Fox	—	—	27,095	226,053
Andrew R. Kaiser	—	—	—	—
Thomas E. Simpson	—	—	13,547	113,022
Christi H. Cornette	—	—	10,836	90,405
Christopher J. Wilson	—	—	21,134	176,321

(a)	No NEOs exercised stock options or share-settled stock appreciation rights in 2018.

(b)
The amounts represent shares issued on January 28, 2019 upon vesting of the restricted stock units and on January 31, 2019 upon vesting of the performance-based stock units under the long-term performance plan awards for the 2016-2018 performance period.

(c)
The amounts represent the value realized upon vesting based on the closing price of a share of our common stock on the vesting date. For the long-term performance plan awards under the 2016-2018 performance period, the closing price on January 28, 2019 was $8.35 and the closing price on January 31, 2019 was $8.34.

Pension Benefits
In February 2009, the Company made significant changes to the Management Pension Plan. The Company froze pension benefits for plan participants who were not grandfathered participants (as previously described on page 38). Thereafter, the Company amended the Management Pension Plan to stop accruals based upon compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013 for all participants, including grandfathered participants. Messrs. Fox, Simpson and Wilson are not grandfathered participants and no longer accrue additional benefits under such plan based on current compensation or service. Ms. Cornette is a grandfathered participant but no longer accrues additional benefits under such plan based on current compensation or service. In addition, any employee hired on or after January 1, 2009 was not eligible to participate in the Management Pension Plan. As a result, Mr. Kaiser is not eligible to participate in the Management Pension Plan.
The following table sets forth information regarding pension benefits:

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)(c)	Payments During Last Fiscal Year ($)
Leigh R. Fox	Qualified Defined Benefit Plan (d)	9	97,781	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		97,781	—
Thomas E. Simpson	Qualified Defined Benefit Plan (d)	8	86,085	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		86,085	—
Christi H. Cornette	Qualified Defined Benefit Plan (d)	12	454,226	—
	Non-Qualified Excess Plan (e)	12	23,895	—
	Total		478,121	—
Christopher J. Wilson	Qualified Defined Benefit Plan (d)	10	306,720	—
	Non-Qualified Excess Plan (e)	10	125,310	—
	Total		432,030	—

(a)
This column reflects the years of credited service under the plans rather than actual years of service with the Company, which are higher for each of the NEOs noted. Participants were no longer credited years of service upon the freezing of pension benefits.

(b)
Amounts in this column represent the accumulated benefit obligations computed using the same assumptions as used for financial reporting purposes, described in more detail in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(c)
If any of the above-identified executive officers had retired on December 31, 2018, they would have been entitled to a benefit based on the balance then credited to them, without any reduction, under the Management Pension Plan (both the tax-qualified defined benefit plan portion and the non-qualified excess plan portion) as of that date. They may elect a lump-sum or equivalent annuity form of payment subject to any payment restrictions in place due to the funding status.

(d)	Management Pension Plan.

(e)	Nonqualified ERISA Excess Provisions of the Management Pension Plan.
A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate for 2018 was 4.0% per annum.

Potential Payments upon Termination of Employment or a Change in Control
The following table shows potential payments to the NEOs directly and indirectly on their behalf under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a CIC or termination of employment, assuming a December 31, 2018 termination or CIC date and, where applicable, using the closing price of our common shares on December 31, 2018 of $7.78.
Potential Payments upon Termination of Employment or a Change in Control: 2018

Name	Executive Payment on Termination	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death ($)	Disability ($)
Leigh R. Fox	Base Salary	1,300,000	1,943,500	—	—
	Annual Incentive Target Opportunity	—	1,943,500	650,000	650,000
	Long-Term Incentives — Performance-Based Stock Units (a)	591,194	989,033	989,033	989,033
	Long-Term Incentives — Restricted Stock Units	197,060	594,898	274,256	274,256
	Long-Term Incentives — Stock Options	—	—	—	—
	Basic Benefits (b)	33,375	33,375	—	33,375
	Total	2,121,629	5,504,306	1,913,289	1,946,664
Andrew R. Kaiser	Base Salary	800,000	1,000,000	—	—
	Annual Incentive Target Opportunity	—	1,000,000	400,000	400,000
	Long-Term Incentives — Performance-Based Stock Units (a)	90,761	179,176	179,176	179,176
	Long-Term Incentives — Restricted Stock Units	30,256	118,668	47,784	47,784
	Long-Term Incentives — Stock Options	—	—	—	—
	Basic Benefits (b)	31,925	31,925	—	31,925
	Total	952,942	2,329,769	626,960	658,885
Thomas E. Simpson	Base Salary	900,000	1,125,000	—	—
	Annual Incentive Target Opportunity	—	1,125,000	450,000	450,000
	Long-Term Incentives — Performance-Based Stock Units (a)	211,110	310,570	310,570	310,570
	Long-Term Incentives — Restricted Stock Units	70,370	169,830	87,548	87,548
	Basic Benefits (b)	31,359	31,359	—	31,359
	Total	1,212,839	2,761,759	848,118	879,477
Christi H. Cornette	Base Salary	760,000	950,000	—	—
	Annual Incentive Target Opportunity	—	950,000	380,000	380,000
	Long-Term Incentives — Performance-Based Stock Units (a)	127,398	180,442	180,442	180,442
	Long-Term Incentives — Restricted Stock Units	42,463	95,507	52,645	52,645
	Basic Benefits (b)	19,127	19,127	—	19,127
	Total	948,988	2,195,076	613,087	632,214
Christopher J. Wilson	Base Salary	736,000	920,000	—	—
	Annual Incentive Target Opportunity	—	920,000	368,000	368,000
	Long-Term Incentives — Performance-Based Stock Units (a)	248,431	334,626	334,626	334,626
	Long-Term Incentives — Restricted Stock Units	82,803	169,005	97,135	97,135
	Long-Term Incentives — Stock Options	—	—	—	—
	Basic Benefits (b)	32,262	32,262	—	32,262
	Total	1,099,496	2,375,893	799,761	832,023

(a)
Performance-based stock units include shares and cash awards that are based on the attainment of target performance metrics in the 2019 performance year. These awards have been included in the table at target; however, the actual payouts based on attainment of the metrics could range from zero to 150% of the target amount.

(b)
Basic benefits consist of medical, dental and vision coverage similar to such benefits provided by the Company to other employees. In June 2014, the Company changed the benefits under the long-term disability plan to include continuation of benefits for up to 24 months after the date of disability.

If any of the executives elects to voluntarily terminate employment with the Company, or if they are terminated by the Company for cause, they are entitled to no payments from the Company other than those benefits which they have a non-forfeitable vested right to receive (the “vested amounts”), which include any shares of stock they own outright, vested options which may be exercisable for a period of 90 days following termination and vested amounts under the Company's long-term incentive, pension and savings plans.
In addition to any applicable “vested amounts,” an executive will be entitled to receive certain additional benefits if one of the four termination scenarios detailed in the above table and discussed below occurs. Regardless of the termination scenario, Messrs. Fox, Kaiser, Simpson and Wilson and Ms. Cornette will continue to be bound by the non-disclosure, non-compete and non-solicitation provisions of their employment agreements.
If an executive is terminated by the Company without cause (an involuntary not for cause termination), the executive will be entitled to the following:

•	A payment equal to 2.0 times the executive's base salary;

•	Access to medical, dental and vision benefits during the two-year period following the executive's termination of employment on an after-tax basis provided any required monthly contributions are made;

•
Continued treatment as an active employee during the two-year period following termination with respect to any outstanding long-term incentive cycles in which the executive may be participating, and any unvested stock options will continue to vest under the normal vesting schedule as though the executive was still an active employee (provided, with respect to awards granted under the 2017 Long-Term Incentive Plan, that the executive's termination is at least one year after the grant date of the award); and

•	The ability to exercise any vested options for an additional 90 days after the end of the two-year period.
If an executive is terminated within the one-year period following a CIC, the executive will be entitled to the following:

•	A payment equal to 2.5 times the sum of his or her base salary and annual incentive target in the case of Messrs. Kaiser, Simpson and Wilson and Ms. Cornette and 2.99 times in the case of Mr. Fox;

•	Access to medical, dental and vision benefits during the two-year period following the executive's termination of employment on an after-tax basis provided any required monthly contributions are made;

•	Full vesting of any options granted under the 2007 Long Term Incentive Plan and the ability to exercise such options for the two-year period following termination; and

•
Full vesting and payout at target amounts of any other awards granted under long-term incentive plans (in the event an executive is terminated within the two-year period following a CIC) that are continued after a CIC. Awards that constitute deferred compensation under Internal Revenue Code Section 409A shall not be continued in the event of a CIC and will become vested and pay out at target upon a CIC. The types of outstanding awards that are deferred compensation are restricted stock units and performance-based stock units.

If an executive is “terminated” because of his or her death, the executive's beneficiary will be entitled to the following:

•	A payment equal to the prorated incentive and payable to the deceased executive for the current year;

•	Full vesting of all options held by the deceased executive and the ability to exercise such options for the one-year period following the date of the executive's death;

•	Full vesting and payout at target amounts of any outstanding performance-based awards granted to the deceased executive under long-term incentive plans; and

•	Prorated vesting and payout from the date of grant through the date of death of any outstanding time-based awards granted to the deceased executive under long-term incentive plans.

If an executive is terminated by reason of disability, the executive will be entitled to the following:

•	A payment equal to the prorated incentive and payable to the disabled executive for the current year;

•	Full vesting of all options held by the disabled executive and the ability to exercise such options for the one-year period following the date of the executive's disabling condition;

•	Continued participation by the disabled executive in any outstanding performance-based awards granted under long-term incentive plans;

•	Prorated vesting and payout from the date of grant through the date of disability of any time-based awards granted to the disabled executive under long-term incentive plans; and

•
Continued consideration of the disabled executive as an employee for all other benefits so long as the disabling condition that resulted in the disability-based termination is present for up to 24 months after the date of disability.

Under all of the termination scenarios in the preceding table, as of December 31, 2018, Messrs. Fox, Kaiser, Simpson, and Wilson and Ms. Cornette had certain "vested amounts" to which they were entitled as follows: Mr. Fox - $72,238, Mr. Kaiser - $2,466, Mr. Simpson - $63,475, Ms. Cornette - $519,005 and Mr. Wilson - $356,442.

CEO Pay Ratio

As required by the SEC, we are providing the following information about the relationship between the annual total compensation ("ATC") of our employees and the ATC of Mr. Fox, our President and Chief Executive Officer (the "PEO").

For 2018, our last completed fiscal year,

•	The ATC of the median employee of the Company was $75,839; and

•	The ATC for our PEO was $3,101,489

Based on this information, for 2018 the resulting pay ratio between the ATC of the PEO to the ATC of the median employee was 41:1.

To identify the median employee, we took the following steps:

1.
As of December 31, 2018, the Company had approximately 4,300 employees. Of those employees, approximately 1,100 persons (the "HT Employees") joined the Company with its acquisition of Hawaiian Telcom, which closed on July 2, 2018.

2.
In determining the employee population, the Company is permitted to, and did, exclude the HT Employees since they joined the Company as a part of an acquisition in 2018. We used the remaining approximately 3,200 full-time, part-time and temporary employees (except for our PEO, 56 non-U.S. and Canadian-based employees and those employees on leaves of absence).

3.
The median employee was identified from our employee population by comparing our payroll records for such employees as reported to the Internal Revenue Service on Form W-2 and to the Canada Revenue Agency on Form T4 for 2018. We used a December 31, 2018 conversion rate of .73 CAD to 1 USD for our Canadian-based employees. In addition, since the Company does not widely distribute equity awards to our employees, such awards were excluded from our compensation measure.

4.
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in this calculation. Since the majority of our employees and our PEO are based in the U.S., we did not make any cost of living adjustments in identifying the median employee.

5.
Once we identified the median employee, we determined the ATC for the median employee in the same manner used to determine Mr. Fox's ATC as reflected in the Summary Compensation Table on page 35, resulting in an ATC of $75,839.

Item 2 - Advisory Approval of the Company's Executive Officers' Compensation
As required by the Dodd-Frank Act and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is submitting to its shareholders a vote for the advisory approval of the Company’s executive officers' compensation (“say-on-pay vote”). The Board of Directors determined that it would submit a say-on-pay vote to our shareholders annually. This year’s say-on-pay vote addresses our executive officers' compensation as disclosed in the Compensation Discussion and Analysis section (“CD&A”) beginning on page 20 and the Executive Compensation section beginning on page 35.
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to the Company’s revenues, earnings and other performance factors that measure our progress against the goals of our strategic plan as well as performance compared to our peer companies. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our strategic goals. For the above reasons, we ask our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders, and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns with our executive officers' compensation.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that, if your broker is the recordholder of your shares, you must give voting instructions to your broker with respect to this Item 2 if you want your broker to vote your shares on this matter. Proxies submitted without direction pursuant to this solicitation will be voted for the approval of the compensation of our named executive officers, as disclosed in this proxy statement. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered shares entitled to vote on this proposal and will have no impact on the outcome of this proposal.
Our Recommendation
The Board recommends that shareholders vote “FOR” the advisory approval of the Company’s executive compensation of its named executive officers as disclosed in the CD&A and Executive Compensation sections of this proxy statement.

Audit Matters
Any general statement that incorporates this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Audit and Finance Committee Report
The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has reviewed a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP"), the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2018, the matters required to be discussed by the Statement on Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit and Finance Committee has also received the written disclosures and letter from the Independent Registered Public Accounting Firm required by applicable standards of the PCAOB, has discussed with Deloitte & Touche LLP their independence with respect to the Company, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the Independent Registered Public Accounting Firm maintaining its independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2018 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2018.
The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Lynn A. Wentworth and Jakki L. Haussler are audit committee financial experts as defined in the rules and regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.
AUDIT AND FINANCE COMMITTEE
Lynn A. Wentworth, Chair
Phillip R. Cox
Jakki L. Haussler
Craig F. Maier
Russel P. Mayer

Other Audit Information
Audit Fees
Deloitte & Touche LLP was the Company's Independent Registered Public Accounting Firm for the 2017 and 2018 fiscal years. Aggregate fees for professional services rendered by Deloitte & Touche LLP for the years ended December 31, 2017 and 2018 were as follows:

	2018	2017
Audit fees	$2,424,500	$1,672,000
Audit related fees	125,900	681,000
Tax fees	53,717	2,830
All other fees	—	—
Total	$2,604,117	$2,355,830
Audit Fees
The audit fees for the years ended December 31, 2017 and 2018 were for services rendered in connection with the audit of the Company's annual financial statements, review of quarterly financial statements included in the Company's reports filed with the SEC and services related to requirements established by the Sarbanes-Oxley Act of 2002. The audit of the Company's 2018 financial statements included work related to the audit of Hawaiian Telcom Holdco, Inc. ("Hawaiian Telcom") for the six month period subsequent to the acquisition date, purchase price accounting related to Hawaiian Telcom and new accounting guidance related to revenue and lease accounting. The audit of the Company's 2017 financial statements included work related to new accounting guidance related to revenue, tax reform and the acquisition of OnX.
Audit Related Fees
The audit related fees for the year ended December 31, 2018 are primarily related to work performed related to acquisition of Hawaiian Telcom and due diligence projects. The audit related fees for the year ended December 31, 2017 are primarily related to debt transactions incurred during the year including the 8% Senior Notes and Tranche B Term Loan due 2024, in addition to work performed related to the acquisition of OnX Holdings LLC and the acquisition of Hawaiian Telcom.
Tax Fees
Tax fees for the years ended December 31, 2017 and 2018 were for the preparation of various tax filings and tax consultations.
All Other Fees
None.
Engagement of the Independent Registered Public Accounting Firm and Pre-Approval Policy
In accordance with its charter, the Audit and Finance Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace the Independent Registered Public Accounting Firm. The Audit and Finance Committee has the sole authority to approve all audit engagement fees and terms. In addition, the Audit and Finance Committee, or the chair of the Audit and Finance Committee between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company's Independent Registered Public Accounting Firm.
Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee pre-approved every engagement of Deloitte & Touche LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries during the years ended December 31, 2017 and 2018.

Item 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s Audit and Finance Committee Charter provides that the Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s Independent Registered Public Accounting Firm.
On January 30, 2019, the Audit and Finance Committee retained Deloitte & Touche LLP as its Independent Registered Public Accounting Firm to audit the financial statements of the Company for the fiscal year ending December 31, 2019.
The Company is asking the shareholders to ratify the Committee’s appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2019. If the shareholders do not ratify this appointment, the Audit and Finance Committee will consider the results of the vote and determine whether to appoint a different independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2019.
One or more members of the firm of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer questions.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company requires the affirmative vote of the holders of a majority of the common shares and 6 ¾% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the effect of a vote against the proposal. Since the Company believes this proposal to be “routine,” broker non-votes will likely be voted by the organizations holding such shares in their discretion.
Our Recommendation
The Board recommends a vote “FOR” such ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2019.

Questions and Answers about the Proxy Materials and the Annual Meeting
Q: Why am I receiving these proxy materials?
A: The Company's Board is delivering this proxy statement and the accompanying proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on May 2, 2019. This proxy statement is intended to assist you in making an informed vote on the proposals described in the proxy statement. This proxy statement and the accompanying proxy card and other materials are first being mailed on or around March 19, 2019, in connection with the solicitation of proxies on behalf of the Company’s Board. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.
Q: What information is contained in the package of materials that I received?
A: The Company's combined proxy statement, Summary 2018 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2018, which includes our 2018 consolidated financial statements, contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of directors and certain officers and certain other information required by the rules and regulations of the SEC and the rules and listing standards of the NYSE. Although you are encouraged to vote either by the internet or by telephone, these materials also include a proxy card for your use in voting by mail or at the Annual Meeting.
Q: What proposals will be voted on at the meeting?

A1:	The election of ten directors to serve a one-year term ending in 2020;

A2:	The approval, by non-binding advisory vote, of our executive officers' compensation; and

A3:	The ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for 2019.
Q: What is the Board of Directors' voting recommendation?
A: The Board recommends that you vote your shares:

•	“FOR” each of the Company's nominees to the Board;

•	“FOR” the advisory approval, by non-binding advisory vote, of our executive officers' compensation; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for 2019.

Q: Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A: Pursuant to the rules of the SEC, the Company has elected to provide access to our proxy materials over the internet. Accordingly, we sent a Notice to our shareholders of record and beneficial owners, which instructs them as to how they may submit their proxy on the internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. In addition, you may request to receive proxy materials in printed form by mail or by email on an ongoing basis.
Q: How can I get electronic access to the proxy materials?
A: Instructions regarding how to view the proxy materials for the Annual Meeting on the internet and to instruct the Company to send future proxy materials to you via email or in printed form are included in the Notice and on the website. If you elect to receive future proxy materials by email, the Company will save the cost of printing and mailing the proxy materials. You will also receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. The election to receive proxy materials by email will remain in effect until you terminate it.

Q: What shares can I vote?
A: You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the close of business on the Record Date, which is March 4, 2019. This includes: (i) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan; (ii) shares that are held by a trust used in connection with a Company employee or director plan pursuant to which the value of such shares has been credited to your account under such plan; and (iii) shares held for you as the beneficial owner through a broker or other nominee.
Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares. As a shareholder of record, you may grant your voting proxy over the internet, by mail, by telephone or you may vote yours shares in person at the meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by another nominee (including a trust used in connection with a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a participant in the Cincinnati Bell Inc. Retirement Savings Plan or the Cincinnati Bell Inc. Savings and Security Plan, you are the beneficial owner of the shares credited to your account. As the beneficial owner, this proxy statement and accompanying form of proxy card were forwarded to you by the shareholder of record. As the beneficial owner, you may direct and provide voting instructions to your broker or nominee to vote the shares held in your account by proxy over the internet or by telephone by following the instructions provided in the Notice or the proxy card. You can also mail your proxy to the Company by following the instructions provided in the proxy card (if forwarded to you by your broker or nominee). You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote the shares.
Q: How can I attend and vote my shares at the meeting?
A: Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend the meeting and vote in person, you will need to provide proof of identification (such as a driver’s license or passport) and proof of stock ownership as of the Record Date. You will then be presented a ballot. Beneficial shares, held either in street name or credited to your account under a Company employee or director plan, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares.
When you arrive, signs will direct you to the appropriate meeting room. The use of computers, cell phones, pagers, recording or photographic equipment is not permitted in the meeting room at the Annual Meeting.
Q: How can I vote my shares without attending the meeting?
A: The methods for voting without attending the meeting are:
By Internet - If you have internet access, you may submit your vote from any location by following the instructions provided in the Notice or the proxy card.
By Telephone - If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions provided in the Notice or the proxy card.
By Mail - You may vote by mail by completing and signing your proxy card and mailing it in the accompanying enclosed, pre-addressed, postage-paid envelope.
Q: What happens if I don't give specific voting instructions?
A: The effect of not providing specific voting instructions depends on if you are the shareholder of record or the beneficial owners of the shares.

Shareholder of Record
If you are a shareholder of record and (i) you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or (ii) you sign and return a proxy without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on each of the matters presented in this proxy statement for which you did not provide specific voting instructions, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner
If you are deemed to be the beneficial owner of shares and do not provide the broker or nominee that holds your shares with specific voting instructions, the broker or nominee that holds such shares may generally vote on routine matters but cannot vote on non-routine matters, as provided by the rules of the NYSE. If the broker or nominee that holds such shares does not receive instructions on how to vote on a non-routine matter, the broker or nominee will inform the Inspector of Elections that it does not have authority to vote on such matter with respect to such shares. This is generally referred to as a "broker non-vote." The Company encourages you to provide voting instructions to the broker or nominee that holds such shares by carefully following the instructions provided in the proxy card or as described above.
Q: Which ballot measures are considered "routine" or "non-routine"?
A:     Proposal 1 (election of directors) and Proposal 2 (advisory approval, by non-binding advisory vote, of our executive officers’ compensation) are considered non-routine matters, and your broker or nominee cannot vote your shares without your specific voting instructions. Proposal 3 (ratification of the Independent Registered Public Accounting Firm) is considered a routine matter, which generally allows your broker or nominee to vote your shares on this matter even if you do not provide specific voting instructions.
Q: How are abstentions treated?
A: Abstentions are counted for the purpose of determining whether a quorum is present. For the purpose of determining whether shareholders have approved Proposal 1 (election of directors), abstentions are not treated as votes cast affirmatively or negatively and, therefore, have no effect on the outcome of such proposal. For the purpose of determining whether shareholders have approved Proposal 2 (advisory approval, by non-binding advisory vote, of our executive officers’ compensation) and Proposal 3 (ratification of the Independent Registered Public Accounting Firm), abstentions will have a negative effect on the outcome of such proposals.
Q: Can I change my vote?
A: Yes. You may change your vote at any time prior to the vote at the Annual Meeting. You may change your vote by either: (i) granting a new proxy or voting instructions bearing a later date (which automatically revokes the earlier proxy or voting instructions) whether made on the internet, by telephone or by mail; (ii) if you are a shareholder of record, notifying the Company’s Corporate Secretary in writing that you want to revoke your earlier proxy; or (iii) if you are a shareholder of record attending the Annual Meeting, giving written notice of your proxy revocation in open meeting and voting in person. Please note that in order to revoke your previously granted proxy at the Annual Meeting, you must specifically request the revocation of your previous proxy.
Q: What does it mean if I receive more than one Notice or more than one proxy card?
A: It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices and proxy cards that you receive.
Q: Where can I find the voting results of the meeting?
A: We will announce preliminary voting results at the meeting and publish final results in the Company’s Current Report on Form 8-K, which will be filed on or before May 8, 2019.
Q: What happens if additional proposals are presented at the meeting?
A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Lynn A. Wentworth, Jakki L. Haussler and Craig F. Maier, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: What classes of shares are entitled to be voted?
A: Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all proposals being voted upon at the Annual Meeting. You are entitled to one vote for each common share and one vote for each 6 3/4% Cumulative Convertible Preferred Share you own of record on the Record Date or to provide instructions on how to vote such shares in which you have a beneficial interest. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on each of the proposals described in this proxy statement. There are no cumulative voting rights for either class of shares. On the Record Date, we had 50,337,778 outstanding common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares outstanding.
Q: What is the quorum requirement for the meeting?
A: The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding on the Record Date and entitled to vote at such meeting. However, if any particular action requires more than a simple majority because of the law, the NYSE rules, the Company’s Amended Articles of Incorporation or the Company’s Amended and Restated Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained or the required number of votes has been cast. If a quorum is not present, the Annual Meeting will not be adjourned until a quorum is obtained.
Abstentions are counted as present for the purpose of determining the presence of a quorum. If a routine matter is to be voted upon, broker non-votes are also counted as present for the purpose of determining the presence of a quorum.

Q: Who will count the votes?
A: A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the Inspector of Elections.
Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to the Company’s management.
Q: Who will bear the cost of soliciting votes for the meeting?
A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the proxy materials. If you choose to access the proxy materials and/or vote via the internet, you are responsible for any internet access charges you may incur. In addition to the costs of mailing the proxy materials, the Company may also incur costs to provide additional copies of these proxy materials (if requested) and for its directors, officers and employees to solicit proxies or votes in person, by telephone or by electronic communication. Our directors, officers and employees will not receive any additional compensation for such activities. We have hired Broadridge for a fee of approximately $10,000 plus expenses to assist us in facilitating the voting of proxies over the internet and serving as the Inspector of Elections. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.
Q: What percentage of the Company's issued and outstanding voting shares do our directors and executive officers beneficially own?
A: Our directors and executive officers owned 2.4% of our voting shares as of the Record Date.
Q: Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company's voting stock?
A: As of the Record Date or an earlier date, if indicated, each of the following entities (together with their affiliates) indicated that it held more than 5% of the issued and outstanding common shares of the Company: BlackRock, Inc., Nomura Holdings, Inc. , Ares Management LLC and affiliates, The Vanguard Group, GAMCO Investors, Inc. and affiliates, and Credit Suisse AG/. See page 19 for more details on the number of shares owned and percentage ownership as of the Record Date or an earlier date, if indicated.

Q: What is householding?
A: Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications but would like to receive separate copies or are currently receiving multiple copies of Company communications but would like to participate in our householding program, please see the instructions on page 57.
Q: Who can I contact if I have questions or need assistance in voting my shares or if I need additional copies of the proxy materials?
A: Please contact Broadridge, the firm assisting the Company in the solicitation of proxies, toll free at 1-800-579-1639.

Communications and Other Shareholder's Proposals
Mailing Address of Principal Executive Office
The mail address of our principal executive office is:
Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, OH 45202
Shareholder Proposals for Next Year's Annual Meeting
Shareholder proposals intended for inclusion in next year’s proxy statement should be sent to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received by November 20, 2019. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. If the Company does not receive written notice by February 3, 2020 of a proposal from a shareholder who intends to propose any other matter to be acted upon at the 2020 Annual Meeting, the persons named in the Company’s proxy for the 2020 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal.
Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board. Any such recommendations should be directed to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than November 20, 2019 for the 2020 Annual Meeting of Shareholders.
In accordance with Article IX of the Company's Amended and Restated Regulations granting proxy access to shareholders, an eligible shareholder seeking to include a shareholder-nominated candidate in the Company's proxy materials for the 2020 Annual Meeting must submit the required nomination and supporting documents so that the Company receives them no earlier than October 21, 2019 and no later than November 20, 2019.
Other Matters to Come Before the Meeting
At the time this proxy statement was released to the shareholders on March 19, 2019, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.
Financial Statements and Corporate Governance Documents Available
You may also obtain a copy of any of the following corporate governance documents from the Company’s website identified below:

Corporate Governance Document	Website
Audit and Finance Committee Charter	https://www.cincinnatibell.com/about-us/governance/af-charter
Business Development Committee Charter	https://www.cincinnatibell.com/about-us/governance/business-development-committee-charter
Compensation Committee Charter	https://www.cincinnatibell.com/about-us/governance/compensation-committee-charter
Governance and Nominating Committee Charter	https://www.cincinnatibell.com/about-us/governance/gn-committee-charter
Code of Business Conduct	https://www.cincinnatibell.com/about-us/governance/code-of-conduct
Code of Ethics for Senior Financial Officers	https://www.cincinnatibell.com/about-us/governance/code-of-ethics
Code of Ethics for Directors	https://www.cincinnatibell.com/about-us/governance/code-of-ethics
Corporate Governance Guidelines	https://www.cincinnatibell.com/about-us/governance/corporate-governance-guidelines

Proxy Statements for Shareholders Sharing the Same Household Mailing Address
As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of the Notice of Internet Availability and, as appropriate, the proxy materials, has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.
Upon written or oral request, the Company will promptly provide a separate copy of the Notice of Internet Availability and, as appropriate, the proxy materials, to a shareholder at a shared address to which a single copy was delivered. If your household mailing address is shared with other shareholders and you did not receive the Notice of Internet Availability or, as appropriate, the proxy materials, but would like to receive a separate copy of this item as well as future Company communications, please contact the following:
For beneficial owners, please contact your broker.
For shareholders of record, please contact our transfer agent, Computershare, at the following address:
Computershare Investor Services, LLC
Shareholder Services
7530 Lucerne Drive, Suite 305
Cleveland, Ohio 44130-6557
Phone: (888) 294-8217
If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to your broker (for beneficial owners) or to Computershare (for shareholders of record) at the above address. In the written notice, please indicate the names of all accounts in your household, and you will be forwarded the appropriate forms for completion.
Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.
Electronic Delivery of Materials
Shareholders can also enroll for electronic delivery of the Company’s future proxy materials by registering directly or with your broker through our website, investor.cincinnatibell.com in the Electronic Shareholder Communications Enrollment section of the Company’s Investor Relations webpage.
Each shareholder participating in the electronic delivery of materials will, however, continue to receive a separate Notice, proxy card or voting instruction card.
Shareholder Communications with the Board of Directors
Shareholders or other interested parties may communicate with the Board, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. The Company has established procedures for such shareholder communications. Shareholders and other interested parties should send any communications to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Connie M. Vogt
Corporate Secretary

March 19, 2019

Schedule 1 - Telecommunications Peer Group
Cincinnati Bell Inc.
Telecommunications Peer Group
The companies comprising the Telecommunications Peer Group are listed below:

ATN International, Inc.	Level 3 Communications, Inc.
CenturyLink, Inc.	Lumos Networks Corp.
Cogent Communications Holdings, Inc.	SBA Communications Corp.
Consolidated Communications Holdings, Inc.	Shenandoah Telecommunications
Endurance International Group Holdings, Inc.	Spok Holdings, Inc.
Fairpoint Communications, Inc.	Telephone and Data Systems, Inc.
Frontier Communications Corporation	United States Cellular Corporation
General Communications Inc.	Vonage Holdings Corp.
IDT Corporation	Windstream Holdings, Inc.
Iridium Communications, Inc.	Zayo Group Holdings, Inc.

VOTE BY INTERNET - www.proxyvote.com
CINCINNATI BELL INC. ATTN: CONNIE M. VOGT 221 EAST FOURTH STREET, 103-1090 CINCINNATI, OH 45202-2301
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., EDT, on April 29, 2019 for shares held in a Plan and by 11:59 p.m., EDT, on May 1, 2019 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., EDT, on April 29, 2019 for shares held in a Plan and by 11:59 p.m., EDT, on May 1, 2019 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail the proxy card to allow delivery prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E23758-P87293-Z69455	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CINCINNATI BELL INC.
The Board of Directors recommends you vote FOR each nominee:
1. Election of Directors for one-year terms expiring in 2020.
Nominees:
	For	Against	Abstain			For	Against	Abstain
1a. Meredith J. Ching	o	o	o	The Board of Directors recommends you vote FOR proposals 2 and 3.

1b. Walter A. Dods, Jr.	o	o	o	2. Approval, by a non-binding advisory vote, of our executive officers' compensation.		o	o	o

1c. John W. Eck	o	o	o
				3. Ratification of our Audit and Finance Committee's appointment of our independent registered public accounting firm for 2019.		o	o	o
1d. Leigh R. Fox	o	o	o

1e. Jakki L. Haussler	o	o	o
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1f. Craig F. Maier	o	o	o

1g. Russel P. Mayer	o	o	o

1h. Theodore H. Torbeck	o	o	o

1i. Lynn A. Wentworth	o	o	o

1j. Martin J. Yudkovitz	o	o	o

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

CINCINNATI BELL INC.
SOLICITATION OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2019

The undersigned hereby appoints Lynn A. Wentworth, Jakki L. Haussler and Craig F. Maier, each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6 3/4% Cumulative Convertible Preferred Shares of Cincinnati Bell Inc. held of record by the undersigned at the close of business on March 4, 2019, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related proxy statement has been received. The proxies are directed to vote the shares as indicated on the reverse side.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE INDIVIDUAL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the other side)